                                UNITED STATES
                     SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, D.C. 20549

                                SCHEDULE 14A
                               (RULE 14a-101)
                   INFORMATION REQUIRED IN PROXY STATEMENT
                          SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES EXCHANGE ACT OF 1934
                            (AMENDMENT NO. _____)

Filed by the Registrant /X/

Filed by a Party other than the Registrant / /

Check the appropriate box:

     / / Preliminary Proxy Statement

     / / Confidential, for Use of the Commission Only (as permitted by
         Rule 14a-6(e)(2))

     /X/ Definitive Proxy Statement

     / / Definitive Additional Materials

     / / Soliciting Materials Pursuant to Rule 14a-11(c) or Rule 14a-12


                            EMERSON ELECTRIC CO.
------------------------------------------------------------------------------
              (Name of Registrant as Specified in Its Charter)


------------------------------------------------------------------------------
  (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box)

/X/ No Fee required.

/ / Fee computed on table below per Exchange Act Rules 14a 6(i)(1) and 0-11.

    (1) Title of each class of securities to which transaction applies.

        ----------------------------------------------------------------------

    (2) Aggregate number of securities to which transaction applies:

        ----------------------------------------------------------------------

    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0- 11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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    (4) Proposed maximum aggregate value of transaction:

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

    (5) Total fee paid:

        ----------------------------------------------------------------------

    / / Fee paid previously with preliminary materials.

    / / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

   (1) Amount Previously Paid:

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   (2) Form, Schedule or Registration Statement No.:

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   (4) Date Filed:

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

                         NOTICE OF ANNUAL MEETING
                              OF STOCKHOLDERS

                               [Emerson logo]
                                                        St. Louis, Missouri
                                                          December 16, 2005
TO THE STOCKHOLDERS OF
  EMERSON ELECTRIC CO.:

    The Annual Meeting of the Stockholders of Emerson Electric Co. will be held at the office of the Company, 8000 West Florissant Avenue, St. Louis, Missouri on Tuesday, February 7, 2006, commencing at 10:00 a.m., at which meeting only holders of the common stock of record at the close of business on November 29, 2005, will be entitled to vote, for the following purposes:

        1. To elect four Directors;

        2. To approve the Emerson Electric Co. 2006 Incentive Shares Plan;

        3. To ratify the appointment of our independent registered public accounting firm;

        4. To vote upon the stockholder proposal described in the accompanying proxy statement, if properly presented at the meeting; and

        5. To transact such other and further business, if any, as lawfully may be brought before the meeting.

                                        EMERSON ELECTRIC CO.

                                        By /s/ David N Farr
                                           Chairman of the Board,
                                           Chief Executive Officer and
                                           President

/s/ W. Wayne Withers

Secretary

    EVEN THOUGH YOU MAY PLAN TO ATTEND THE MEETING IN PERSON, PLEASE VOTE BY TELEPHONE OR THE INTERNET, OR EXECUTE THE ENCLOSED PROXY CARD AND MAIL IT PROMPTLY. A RETURN ENVELOPE (WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES) IS ENCLOSED FOR YOUR CONVENIENCE. TELEPHONE AND INTERNET VOTING INFORMATION IS PROVIDED ON YOUR PROXY CARD. SHOULD YOU ATTEND THE MEETING IN PERSON, YOU MAY REVOKE YOUR PROXY AND VOTE IN PERSON.

                                 IMPORTANT

    PLEASE NOTE THAT A TICKET IS REQUIRED FOR ADMISSION TO THE MEETING. IF YOU PLAN TO ATTEND IN PERSON AND ARE A STOCKHOLDER OF RECORD, PLEASE CHECK THE BOX ON YOUR PROXY CARD AND BRING THE TEAR-OFF ADMISSION TICKET WITH YOU TO THE MEETING. IF YOUR SHARES ARE HELD BY SOMEONE ELSE (SUCH AS A BROKER) PLEASE BRING WITH YOU A LETTER FROM THAT FIRM OR AN ACCOUNT STATEMENT SHOWING YOU WERE A BENEFICIAL HOLDER ON NOVEMBER 29, 2005.

                           EMERSON ELECTRIC CO.

          8000 WEST FLORISSANT AVENUE, ST. LOUIS, MISSOURI 63136

                              PROXY STATEMENT

      FOR ANNUAL MEETING OF STOCKHOLDERS TO BE HELD FEBRUARY 7, 2006

    This proxy statement is furnished to the stockholders of Emerson Electric Co. in connection with the solicitation of proxies for use at the Annual Meeting of Stockholders to be held February 7, 2006, and at all adjournments thereof, for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders. This proxy statement and the enclosed form of proxy are first being mailed to stockholders on or about December 16, 2005.

    If you plan to attend and have a disability which requires accommodation at the meeting, please call 314-553-2197; requests must be received by January 18, 2006.

    REGISTERED STOCKHOLDERS CAN SIMPLIFY THEIR VOTING AND SAVE EMERSON EXPENSE BY CALLING 1-866-540-5760 AND VOTING BY TELEPHONE, OR VOTING BY INTERNET ON THE WEBSITE OF OUR TRANSFER AGENT AT www.proxyvoting.com/emr. Telephone and Internet voting information is provided on your proxy card. A Control Number, located on the proxy card, is designed to verify your identity and allow you to vote your shares and confirm that your voting instructions have been properly recorded.

    IF YOU VOTE BY TELEPHONE OR INTERNET, YOU NEED NOT MAIL BACK YOUR PROXY
CARD.

    If your shares are held in the name of a bank or broker, follow the voting instructions on the form you receive from that firm. The availability of telephone or Internet voting will depend on that firm's voting processes.

    If you choose not to to vote by telephone or Internet, please return your proxy card, properly signed, and the shares represented will be voted in accordance with your directions. You can specify your choices by marking the appropriate boxes on the proxy card. If your proxy card is signed and returned without specifying choices, the shares will be voted FOR the nominees in Proposal 1, FOR Proposal 2, FOR Proposal 3, AGAINST Proposal 4, and otherwise in the discretion of the proxies. The Company knows of no reason why any of the nominees for Director named herein would be unable to serve. In the event, however, that any nominee named should, prior to the election, become unable to serve as a Director, your proxy (unless designated to the contrary) will be voted for such other person or persons as the Board of Directors of the Company may recommend.

    You may revoke your proxy at any time before it is voted (in the case of proxy cards) by giving notice to the Secretary of the Company or by executing and mailing a later-dated proxy. To revoke a proxy or change your vote by telephone or Internet, you must do so by telephone or Internet, respectively (following the directions on your proxy card), by twelve midnight Eastern time on February 6, 2006.

    The close of business on November 29, 2005 was fixed by the Board of Directors as the record date for the determination of stockholders entitled to vote at the Annual Meeting of Stockholders. As of the record date, there were outstanding and entitled to be voted at such meeting 411,184,724 shares of our common stock, par value $0.50 per share. The holders of the common stock will be entitled on each matter to one vote for each share of common stock held of record on the record date. There is no cumulative voting with respect to the election of directors.

    A copy of the Company's Annual Report to Stockholders for the fiscal year ended September 30, 2005 accompanies this proxy statement.

    This proxy is solicited by the Board of Directors of the Company. The solicitation will be by mail and the expense thereof will be paid by the Company. The Company has retained Morrow & Co., Inc. to assist in the solicitation of proxies at an estimated cost of $7,500 plus expenses. In addition, solicitation of proxies may be made by telephone by Directors, officers or regular employees of the Company.

                         I. ELECTION OF DIRECTORS

NOMINEES AND CONTINUING DIRECTORS

    The Board of Directors is divided into three classes, with the terms of office of each class ending in successive years. Four Directors of the Company are to be elected for terms ending at the Annual Meeting in 2009, or until their respective successors have been elected and have qualified. Certain information with respect to the nominees for election as Directors proposed by the Company, as well as the other Directors whose terms of office as Directors will continue after the Annual Meeting, is set forth below.

                                                                                      SHARES OF
                                                                                       EMERSON
                                                                  SERVED AS          COMMON STOCK
              NAME, AGE, PRINCIPAL OCCUPATION                     DIRECTOR           BENEFICIALLY
              OR POSITION, OTHER DIRECTORSHIPS                      SINCE           OWNED(1)(2)(3)
              --------------------------------                    ---------         --------------
NOMINEES FOR TERMS ENDING IN 2009

A. A. Busch III, 68.........................................        1985                  31,940(4)
  Chairman of the Board of Anheuser-Busch Companies, Inc.,
     brewery, container manufacturer and theme park operator

  He is also a Director of SBC Communications Inc.

A. F. Golden, 59............................................        2000                   7,612
  Partner of Davis Polk & Wardwell, lawyers

V. R. Loucks, Jr., 71.......................................        1979(5)               11,990
  Retired Chairman and Chief Executive Officer of Baxter
     International Inc.

J. B. Menzer, 54............................................        2002                   4,706
  Vice Chairman of Wal-Mart Stores, Inc.
  He is also a Director of Wal-Mart de Mexico and The Seiyu,
     Ltd. (a Japanese supermarket chain)

TO CONTINUE IN OFFICE UNTIL 2008

D. N. Farr, 50..............................................        2000                 708,823(4)
  Chairman of the Board, Chief Executive Officer and
     President of Emerson

  He is also a Director of Delphi Corp.

D. C. Farrell, 72...........................................        1989                  22,141
  Retired Chairman and Chief Executive Officer of The May
     Department Stores Company

R. B. Horton, 66............................................        1987                  10,852
  Executive Chairman of the Sporting Exchange, Ltd., Retired
     Chairman of BP p.l.c. and Railtrack Group PLC and
     Former Chairman of Chubb plc

C. A. Peters, 50............................................        2000                 270,604
  Senior Executive Vice President of Emerson

J. W. Prueher, 63...........................................        2001                   4,901
  Retired Admiral, U.S. Navy, and Former U.S. Ambassador to
     The People's Republic of China

  He is also a Director of Merrill Lynch & Company, Inc.,
     The New York Life Insurance Company, Dyncorp
     International, Inc. and Fluor Corporation


                                     3



                                                                                      SHARES OF
                                                                                       EMERSON
                                                                  SERVED AS          COMMON STOCK
              NAME, AGE, PRINCIPAL OCCUPATION                     DIRECTOR           BENEFICIALLY
              OR POSITION, OTHER DIRECTORSHIPS                      SINCE           OWNED(1)(2)(3)
              --------------------------------                    ---------         --------------
TO CONTINUE IN OFFICE UNTIL 2007

C. Fernandez G., 39.........................................        2001                  14,430
  Chairman and Chief Executive Officer of Grupo Modelo, S.A.
    de C. V., brewer

  He is also a Director of Anheuser-Busch Companies, Inc.
    and Grupo Televisa, S.A.

W. J. Galvin, 59............................................        2000                 408,818(4)
  Senior Executive Vice President and Chief Financial
    Officer of Emerson

  He is also a Director of Factory Mutual Insurance Company

G. A. Lodge, 73.............................................        1974                  15,940
  Retired general partner of InnoCal venture funds

R. L. Ridgway, 70...........................................        1995                   9,450
  Former Assistant Secretary of State for Europe and Canada

  She is also a Director of The Boeing Company, Manpower,
    Inc., Sara Lee Corporation and 3M Company and is Trustee of three funds in the American Family Funds: EuroPacific
    Growth Fund, New Perspective Fund and New World Fund

All Directors and Executive Officers as a Group
  (17 persons)..............................................                           2,475,986(6)(7)

-------

(1) Beneficial ownership of Emerson common stock is stated as of September 15, 2005, except in the cases of Messrs. Galvin and Withers and one other executive officer, for whom ownership is stated as of September 26, 2005. Under rules of the Securities and Exchange Commission, persons who have power to vote or dispose of securities, either alone or jointly with others, are deemed to be the beneficial owners of such securities. Each person reflected in the table has both sole voting power and sole investment power with respect to the shares included in the table, except as described in the footnotes below and except that with respect to the following shares the person named has no investment power: Mr. Farr-240,000; Mr. Berges (who was a director and an executive officer of the Company and is named in the Summary Compensation Table)-110,000; Mr. Galvin-68,000; Mr. Peters-42,000; Mr. Withers (who is also an executive officer of the Company named in the Summary Compensation Table)-42,000; Mr. Fernandez-4,390; Mr. Golden-4,584; Mr. Menzer-2,706; Adm. Prueher-3,990; each other non-management Director-8,340; and all Directors and executive officers as a group-601,043 shares.

(2) Includes the following shares which such persons have or will have within 60 days after September 15, 2005 the right to acquire upon the exercise of employee stock options: Mr. Farr-374,110; Mr. Berges-400,000; Mr. Galvin-198,333; Mr. Peters-144,338; and Mr.
    Withers-112,755. In computing the number of shares beneficially owned by a person, shares of common stock subject to options held by that person that are currently exercisable or that are exercisable within 60 days after September 15, 2005 are deemed to be outstanding. Such shares, however, are not deemed outstanding for the purposes of counting the percentage ownership of each other person.

(3) No person reflected in the table owns more than 0.5% of the outstanding shares of Emerson common stock. To the Company's knowledge, no person or group beneficially owns more than 5% of the Company's common stock.

(4) Includes 34,216 shares held by the spouse and/or children of Mr. Farr; 39,283 shares held by the spouse and/or children of Mr. Berges; and 35,865 shares held by or in trust for the spouse and/or children of Mr. Galvin, of which Mr. Galvin disclaims beneficial ownership as to 12,339 shares. Includes 60,081 shares and options exercisable with respect to 36,878 of the shares referred to in footnote 2 held by the Galvin Family Partnership. Includes 600 shares held by Mr. Busch as co-trustee of a trust, as to which Mr. Busch shares voting and investment power and disclaims beneficial ownership.

(5) Mr. Loucks previously served as a Director from April 1974 to December
    1975.

(6) Includes 1,301,548 shares of common stock which executive officers have, or will have within 60 days after September 15, 2005 the right to acquire upon exercise of employee stock options. Shares owned as a group represent 0.60% of the outstanding common stock of the Company. The shares issuable upon exercise of options

                                     4


    were deemed to be outstanding for purposes of calculating the percentage of outstanding shares. Such shares, however, are not deemed outstanding for the purposes of counting the ownership of other persons.

(7) The total includes shares owned by J. G. Berges and W. W. Withers, the only executive officers of the Company named in the Summary Compensation Table not otherwise shown individually in this table. Mr. Berges beneficially owned 667,512 shares and Mr. Withers beneficially owned 158,156 shares. Also includes 128,111 shares beneficially owned by other executive officers of the Company.

Each of the nominees and continuing Directors has had the same position or other executive positions with the same employer during the past five years, except as follows:

    * Sir Robert Horton retired as Chairman of Railtrack Group PLC in July 1999. He was named Deputy Chairman of Chubb plc in September 2002 and Chairman in December 2002 (both are non-executive positions), and served as Chairman of Chubb plc, which was acquired by United Technologies Corp., until November 2003. He was appointed Chairman of The Sporting Exchange, Ltd. in March 2004 and Executive Chairman in November 2005.

    * Admiral Prueher served as Ambassador to the People's Republic of China from November 1999 to May 2001. Prior thereto he served as a Consulting Professor and Senior Advisor to the Stanford-Harvard Preventive Defense Program and a Senior Fellow at the Center for Naval Analysis. Admiral Prueher completed 35 years of service in the United States Navy in May 1999, and was Commander-in-Chief of the U.S. Pacific Command from 1996 until his retirement.

    * Mr. Lodge retired from ICAL2, Inc., a venture capital management company as of January 1, 2005. Mr. Lodge does retain a limited partnership interest in that entity. See "Certain Business
      Relationships and Transactions" below.

    * Mr. Farr was elected as President of Emerson on November 1, 2005, following the retirement of Mr. Berges.

    * Mr. Menzer served as Executive Vice President of Wal-Mart Stores, Inc. and as President and Chief Executive Officer of Wal-Mart International from 1999 to 2005.

CERTAIN BUSINESS RELATIONSHIPS AND TRANSACTIONS

    Prior to January 1, 2005, G. A. Lodge, a director, was employed by ICAL2, Inc. ("ICAL") which manages InnoCal II, L.P. ("InnoCal Fund II"), a $100 million private venture capital fund. Prior to January 1, 2005, Mr. Lodge received compensation of $100,000 per year from ICAL and had an indirect limited partnership interest of 0.175% in InnoCal Fund II, and an interest in the investment gains of InnoCal Fund II of 3.5%. The Company has invested $7 million and committed to invest an additional $3 million in InnoCal Fund II. On January 1, 2005, Mr. Lodge retired from ICAL, but retains his limited partnership interest.

    Mr. Golden, a director, is a partner of the law firm of Davis Polk & Wardwell, which firm the Company retained in fiscal 2005 and expects to retain in fiscal 2006. The Company is advised that its payments to Davis Polk & Wardwell constitute less than one-half of one percent of that firm's revenues.

BOARD OF DIRECTORS AND COMMITTEES

    The Board of Directors has determined that the following of its members are independent, as that term is defined under the general independence standards in the listing standards of the New York Stock Exchange: A. A. Busch III, D. C. Farrell, C. Fernandez G., A. F. Golden, R. B. Horton, G.
A. Lodge, V. R. Loucks, Jr., J. B. Menzer, J. W. Prueher, and R. L. Ridgway. The Board has adopted its own categorical standards to assist it in making determinations of director independence. All Directors identified as independent in this proxy statement meet these standards; a copy of these standards is attached as Appendix A.

    The members of the Board are elected to various committees. The standing committees of the Board (and the respective chairmen) are:
Executive Committee (Farr), Audit Committee (Busch), Compensation and Human Resources Committee (Loucks), Corporate Governance and Nominating Committee (Farrell), Finance Committee (Horton), and Pension Committee (Lodge).

    The Audit Committee met five times in fiscal 2005. The members of the Audit Committee are A. A. Busch III, Chairman, C. Fernandez G., J. B. Menzer and R. L. Ridgway, all of whom are independent. The functions of the

Audit Committee are described under "Report of the Audit Committee" at page 8 below. The Audit Committee operates under a written charter (attached as Appendix B) adopted by the Board of Directors. The Board has determined that all of the Audit Committee members are independent, as that term is defined under the enhanced independence standards for audit committee members in the Securities Exchange Act of 1934 (the "Exchange Act") and rules thereunder, as incorporated into the listing standards of the New York Stock Exchange. The Board has also determined that J. B. Menzer is an Audit Committee Financial Expert as that term is defined in the rules issued pursuant to the Sarbanes-Oxley Act of 2002. See the "Report of the Audit Committee" at page 8 below.

    The Compensation and Human Resources Committee discharges the Board's responsibilities related to compensation of the Company's executives; administration of the Company's stock option and incentive shares plans; determining if necessary when service by officers and Directors with another entity is eligible for indemnification under the Company's Bylaws; authorizing Company contributions to benefit plans; and adopting and terminating benefit plans not the prerogative of management. The Committee met five times in fiscal 2005. The members of the Compensation and Human Resources Committee are V. R. Loucks, Jr., Chairman, D. C. Farrell, and J.
W. Prueher, all of whom are independent. See the "Report of the Compensation and Human Resources Committee on Executive Compensation" at page 9 below.

    The Corporate Governance and Nominating Committee reviews the Company's corporate governance principles and independence standards; oversees the annual self-evaluation by the Board and its committees; discharges the Board's responsibilities related to compensation of Directors; identifies and evaluates individuals for Board and committee membership and chairs; makes recommendations to the Board concerning the selection of Director nominees; makes recommendations as to the size and composition of the Board and its committees; and approves and/or reviews the Company's conflict of interest policies, codes of ethics, political activities and compliance with laws and regulations, and oversees management's implementation thereof. For a description of the process used by the Committee in evaluating and recommending Director nominees, see "Nomination Process" at page 7 below. The Corporate Governance and Nominating Committee met six times in fiscal 2005. The members of the Committee are D. C. Farrell, Chairman, A. F. Golden, G. A. Lodge, V. R. Loucks, Jr. and R. L. Ridgway, all of whom are independent.

    The Company's Corporate Governance Principles and Practices and the charters of all Board Committees are available on the Company's Web site at www.gotoemerson.com, Investor Relations, Corporate Governance. The foregoing documents are available in print to stockholders upon written request delivered to Emerson Electric Co., 8000 West Florissant Avenue, St. Louis, MO 63136, Attn: Secretary.

    There were nine meetings of the Board of Directors during fiscal 2005. All of the Directors attended at least 75% of the meetings of the Board and committees on which they served. Directors are strongly encouraged to attend the Annual Meeting of Stockholders unless extenuating circumstances prevent them from attending, although the Company has no formal, written policy requiring such attendance. In 2005, all Directors attended the Annual Meeting of Stockholders, except Ambassador Ridgway, who was absent due to illness.

    The Board of Directors has appointed a Discussion Leader who will chair meetings of non-management Directors, as provided in the Company's Corporate Governance Principles and Practices. The Discussion Leader position will rotate annually among the chairs of each of the independent Board Committees in the following order: Audit, Pension, Compensation and Human Resources, Corporate Governance and Nominating, and Finance. Stockholders and other interested persons may contact the Discussion Leader in writing c/o Emerson Electric Co., 8000 West Florissant Avenue, St. Louis, MO 63136, Attn: Secretary. All such letters will be forwarded promptly to the Discussion Leader.

    Stockholders may communicate with any of our Directors by sending a letter to the Director, c/o Emerson Electric Co., 8000 West Florissant Avenue, St. Louis, MO 63136, Attn: Secretary. All such letters will be forwarded promptly to the relevant Director.

DIRECTOR COMPENSATION

    Directors who are employees of the Company do not receive any compensation for service as Directors. Each non-management Director is currently paid an annual retainer of $140,000, a portion of which is paid in restricted stock, and fees of $1,500 plus expenses for attendance at each Board meeting. The percentage of the annual retainer paid in restricted stock each year is determined by or upon the recommendation of the Corporate Governance and Nominating Committee. For fiscal 2006, $50,000 of the annual retainer will be paid in cash on a monthly basis, and

$90,000 of the annual retainer will be paid in restricted stock on the date of the Company's annual meeting to those non-management Directors who are elected or re-elected at, or who continue in office after, such annual meeting. Such restricted stock does not vest and cannot be sold until the Director's retirement or earlier death, disability or a change of control of the Company. If a Director's tenure on the Board ends for any other reason, the restrictions will lapse unless it is determined that the participant has acted in a manner detrimental to the Company or has failed to fulfill his or her responsibilities in a satisfactory manner. If the restrictions on the shares do not lapse, such shares will be forfeited to, and acquired at no cost by, the Company.

    Each committee chairman is currently paid an annual retainer of $8,000, except the chair of the Audit Committee who is paid an annual retainer of $12,000, and each committee member is paid $1,250 plus expenses for attendance at each committee meeting.

    Directors may elect to defer all or a part of such cash compensation; such deferred amounts are credited with interest quarterly at the prime rate charged by Bank of America, N.A. In the alternative, Directors may elect to have deferred fees converted into units equivalent to shares of Emerson common stock and their accounts credited with additional units representing dividend equivalents. All deferred fees are payable only in cash.

    The Company has eliminated its Continuing Compensation Plan for Non-Management Directors who assumed office on or after June 4, 2002. A non-employee Director who assumed office prior to June 4, 2002, and who serves as a Director for at least five years will, after the later of termination of service as a Director or age 72, receive for life a percentage of the annual $30,000 cash retainer for Directors in effect on June 4, 2002. Such percentage is 50% for five years' service and increases by 10% for each additional year of service to 100% for ten years' or more service. In the event that service as a covered Director terminates because of death, the benefit will be paid to the surviving spouse for five years.

    In 2005, in conjunction with a regularly scheduled Board meeting, the Company held an offsite two-day strategy meeting and paid the expenses for accompanying spouses of non-management directors. The cost of these expenses, together with the related tax reimbursements, was less than $10,000 for any director.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

    The Company's Directors and executive officers are required, pursuant to Section 16(a) of the Exchange Act, to file statements of beneficial ownership and changes in beneficial ownership of common stock of the Company with the Securities and Exchange Commission and the New York Stock Exchange, and to furnish copies of such statements to the Company. Based solely on a review of the copies of such statements furnished to the Company and written representations that no other such statements were required, the Company believes that during fiscal year 2005 its Directors and executive officers complied with all such requirements, except that two gifts made by Mr. Withers to the United Way (each from prior fiscal years) were reported late.

CODE OF ETHICS

    The Company has adopted a Code of Ethics that applies to the Company's chief executive officer, chief financial officer, chief accounting officer, and controller; has posted such Code of Ethics on its Web site; and intends to satisfy the disclosure requirement under Item 5.05 of Form 8-K by posting such information on its Web site at www.gotoemerson.com, Investor Relations, Corporate Governance. The Company has adopted a Code of Business Ethics for Directors, officers and employees, which is available at the same location on the Company's Web site. Printed copies of the foregoing documents are available to stockholders upon written request delivered to Emerson Electric Co., 8000 West Florissant Avenue, St. Louis, MO 63136,
Attn: Secretary.

NOMINATION PROCESS

    The Corporate Governance and Nominating Committee regularly reviews the appropriate size and composition of the Board and anticipates future vacancies and needs of the Board. In the event the Committee recommends an increase in the size of the Board or a vacancy occurs, the Committee may consider nominees from several sources, including current Board members, management of the Company, director search firms, stockholders or other persons.


    In evaluating possible Director nominees, the Committee considers the knowledge, experience, integrity and judgment of possible candidates, their potential contribution to the diversity of backgrounds, experience and skills of the Board, and their ability to devote sufficient time and effort to their duties as Directors. The Company's Statement of Corporate Governance Principles and Practices sets forth the minimum qualifications for Director nominees which include, among other criteria determined by the Board, senior management experience in business, government and/or other relevant organizations. Important experience includes the field of manufacturing, international exposure and Board membership with major organizations. No Director may be elected, or re-elected, after attaining the age of 72.

    The Committee evaluates Director nominees at regular or special Committee meetings pursuant to the criteria described above and reviews qualified Director nominees with the Board. The Committee evaluates candidates that meet the Director criteria, and the Committee selects nominees that best suit the Board's current needs and recommends one or more of such individuals for election to the Board.

    The Committee will consider candidates recommended by stockholders provided the names of such nominees, accompanied by relevant biographical information, are properly submitted in writing to the Secretary of the Company in accordance with the manner described for stockholder nominations in "VI. Stockholders' Proposals" at page 22 below. The Corporate Secretary will send properly submitted stockholder recommendations to the Committee. Individuals recommended by stockholders in accordance with these procedures will receive the same consideration received by individuals identified to the Committee through other means.

    In addition, the Company's Bylaws permit stockholders to nominate Directors at an annual meeting of stockholders or at a special meeting at which Directors are to be elected in accordance with the notice of meeting. The procedures for making such nominations are discussed in "VI.
Stockholders' Proposals" at page 22 below.

                       REPORT OF THE AUDIT COMMITTEE

    The Audit Committee assists the Board in providing oversight of the systems and procedures relating to the integrity of the Company's financial statements, the Company's financial reporting process, its systems of internal accounting and financial controls, the internal audit process, the annual independent audit process of the Company's annual financial statements, the Company's compliance with legal and regulatory requirements and the qualification and independence of the Company's independent registered public accounting firm. Management has the responsibility for the implementation of these activities. In fulfilling its oversight responsibilities, the Committee reviewed and discussed the audited financial statements in the Annual Report on Form 10-K with management, including a discussion of the quality and the acceptability of the Company's financial reporting and controls.

    The Company's independent registered public accounting firm is responsible for expressing an opinion on the conformity of those audited financial statements with U.S. generally accepted accounting principles and on management's assessment of the effectiveness of the Company's internal control over financial reporting. In addition, the independent registered public accounting firm will express its own opinion on the effectiveness of the Company's internal control over financial reporting. The Committee reviewed with the independent registered public accounting firm their judgments as to the quality and the acceptability of the Company's financial reporting and such other matters as are required to be discussed with the Committee under auditing standards of the Public Company Accounting Oversight Board (United States), including the matters required to be discussed by Statement on Auditing Standards No. 61, as may be modified or supplemented. In addition, the Committee has discussed with the independent registered public accounting firm the firm's independence from management and the Company, including the impact of non-audit-related services provided to the Company and the matters in the independent registered public accounting firm's written disclosures required by Standard No. 1 of the Independence Standards Board, as may be modified or supplemented.

    The Committee also discussed with the Company's internal auditors and the independent registered public accounting firm in advance the overall scope and plans for their respective audits. The Committee meets regularly with the internal auditor and the independent registered public accounting firm, with and without management present, to discuss the results of their examinations, their evaluations of the Company's internal controls, and the overall quality of the Company's financial reporting.

    In reliance on the reviews and discussions referred to above, the Committee recommended to the Board of Directors that the audited financial statements be included in the Annual Report on Form 10-K for the fiscal year ended September 30, 2005 for filing with the Securities and Exchange Commission. The Committee also reappointed the Company's independent registered public accounting firm for fiscal 2006.

        Audit Committee

            A. A. Busch III, Chairman        J. B. Menzer
            C. Fernandez G.                  R. L. Ridgway

FEES PAID TO KPMG LLP

    The following are the fees of KPMG LLP, the Company's independent registered public accounting firm, for services rendered in 2004 and 2005 ($ in Millions):

                                                              2004       2005
                                                              -----      -----
Audit Fees..............................................      $11.1      $16.7
Audit-Related Fees......................................        2.5        2.3
Tax Fees................................................        3.5        3.0
All Other Fees..........................................          0          0
                                                              -----      -----
    Total KPMG LLP Fees.................................      $17.1      $22.0
                                                              =====      =====

    Audit Fees primarily represent amounts expected to be paid for the audit of the Company's annual financial statements, reviews of SEC Forms 10-Q and 10-K and statutory audit requirements at certain non-U.S. locations. The increase in 2005 Audit Fees compared to 2004 was driven primarily by the additional cost of compliance with audit requirements of the Sarbanes-Oxley Act that came into effect for the first time in 2005.

    Audit-Related Fees are primarily related to audits of employee benefit plans, acquisition/divestiture due diligence and certification of statutory filings.

    Tax Fees are primarily related to tax compliance services, which represent $2.8 million and $2.9 million in 2005 and 2004, respectively. The remaining tax fees represent tax consulting services and represent $0.2 million and $0.6 million in 2005 and 2004, respectively.

    The Audit Committee approved in advance all services provided by KPMG LLP. The Audit Committee's pre-approval policies and procedures are included within the Audit Committee Charter, which is attached hereto as Appendix B and incorporated herein by reference.

         REPORT OF THE COMPENSATION AND HUMAN RESOURCES COMMITTEE
                         ON EXECUTIVE COMPENSATION

    The Compensation and Human Resources Committee, composed of three independent Directors, establishes and administers the executive compensation program for the Company's top executives. The program supports the Company's commitment to enhancing stockholder value. It is designed to attract and retain high-quality executives, to encourage them to make career commitments to the Company, and to accomplish the Company's short- and long-term objectives. The executive compensation program has uniquely served the Company's stockholders since 1977 by rewarding and motivating executives for the accomplishment of the Company's objectives. The executive compensation program is a focused, well-defined management tool that reinforces the Company's culture and commitment to stockholders.

    The Committee has historically viewed compensation as a total package that includes base salary and variable short- and long-term
(performance-based) compensation. The total program is structured to deliver a significant percentage of pay through at-risk pay programs which reward executives if the performance of the Company warrants. Basic principles underlying the pay programs are the following:

    * Maximize stockholder value.

    * Retain, reward and motivate key executives.

    * Compensate for performance rather than create a sense of entitlement.

    * Reward team results.

    * Build executive ownership of Company stock.

COMPONENTS OF EXECUTIVE COMPENSATION

    To determine the competitive level of total compensation (including total annual cash and long-term incentives), the Committee sets the total pay target in a competitive compensation range as benchmarked against published survey data and data derived through special studies of comparable industries, including those shown in the peer group performance graph.

    TOTAL ANNUAL CASH COMPENSATION: Cash compensation consists of base salary and annual cash incentive (bonus), with the sum of the two referred to as "Total Cash Compensation." Currently, approximately 1,200 key executives participate in the Total Cash Compensation program. A Total Cash Compensation target, including base salary and incentive, is established for each executive officer position using benchmark survey comparisons. Annual increases, if any, are based on individual merit and Company affordability. The annual incentive (at-risk) opportunities represent from 25% to 60% of Total Cash Compensation. Payment of the annual cash incentive portion is based on the financial performance of the Company against pre-established targets. The Committee each year establishes and approves annual financial targets which are important to the Company and its stockholders. Typical targets include sales, earnings per share, earnings before interest and taxes, net profits, return on total capital, return on equity, and asset management. The relative importance of each target is determined each year by the Committee, and may vary depending upon the Company's financial objectives for that year.

    LONG-TERM COMPENSATION INCENTIVES: Long-term incentive awards, consisting of performance shares, stock options and restricted stock, are a substantial portion of the total compensation packages of certain key senior executives and are specifically focused on the Company's longer-term strategic objectives. Long-term plan participation and size of awards are determined by the individual's potential to make significant contributions to the Company's financial results, level of management responsibility and individual performance and potential. Long-term programs are paid primarily in stock. The Company's continuing philosophy is that executives are expected to hold stock earned under the Company's programs. The value of current executive stock holdings is significant, in absolute terms and in relation to base pay, though the Company does not establish specific ownership targets.

    PERFORMANCE SHARES: The performance shares program reinforces the Company's long-term objectives and rewards executives for achieving those objectives. The Company has had an effective performance shares program since 1977. Participation in this program is limited, and only executives who can most directly influence the Company's long-term financial success are included. Awards are denominated in share units with cash dividend-equivalent payments on 40% of the share units awarded during the performance period. The Committee approves the performance measures and evaluates the performance of the Company against those measures. Historically, the Company's plans have targeted earnings per share growth objectives and other financial measures deemed appropriate to accomplish the Company's performance targets. The final payout (paid primarily in stock and partially in cash) can range from 0% to 100% of the target award, depending upon the level of achievement of the established financial targets.

    STOCK OPTIONS: The stock option program provides the long-term focus for a larger group of key employees. Currently, approximately 2,500 key employees are eligible to be considered for participation in the stock option program. Awards are intended to be made approximately every three years and generally vest one-third each year. Options are granted at 100% of the fair market value of the Company's common stock on the date of grant and expire ten years from the date of grant. In fiscal 2003 the Company began expensing stock options for grants awarded on or after October 1, 2002.

    RESTRICTED STOCK: The restricted stock program is designed primarily to retain key executives and potential top management of the Company while building stock ownership, long-term equity and linking pay directly with stockholder return. Participation has been highly selective and limited to a very small group of executives. The Committee views this program as an important management succession planning and retention tool. The restriction period for awards is three to ten years.

    The Company's incentive compensation programs are designed to reward executives for achievement of the Company's performance objectives. The plans, as approved by stockholders, are designed to comply with Internal Revenue Code Section 162(m) to ensure tax deductibility. The Committee considers it important to retain the flexibility to design compensation programs that are in the best interest of the Company and the stockholders.

CEO COMPENSATION

    In fiscal 2005, the Company achieved record sales of more than $17.3 billion, a 10.8% increase over fiscal 2004. Earnings per share rose 19.1% to $3.55 in fiscal 2005, excluding the one-time $0.15 tax impact of repatriating $1.4 billion of cash under the American Jobs Creation Act. Reported earnings per share were a record $3.40 for the year, increasing 14.1%. The Company also reached its fifth consecutive year of strong working capital performance, strengthening the balance sheet and improving liquidity. The Committee noted that return on total capital, a key measure of creating shareholder value, increased 1.9% points over fiscal 2004 to 16.1% (as reported, an increase of 1.3% points to 15.5%, including the 0.6% tax impact of the repatriation), with operating cash flow of $2.2 billion for the year. This substantial cash flow allowed Emerson to return approximately $1.3 billion of cash to shareholders in the form of dividends and share repurchases during fiscal 2005.

    The Committee agreed that David N. Farr continues to provide exceptional leadership to Emerson as it delivers this increased value to shareholders. Mr. Farr has been Chief Executive Officer of the Company since October 11, 2000, Chairman of the Board of Directors since September 17, 2004, and President of the Company since November 1, 2005. In reviewing Mr. Farr's performance in fiscal 2005, the Committee determined he and the Emerson management team he leads excelled in delivering outstanding financial results, solid global growth programs and extended industry innovation and technology leadership. Mr. Farr continued to aggressively manage all assets, maximize operating and capital efficiency, and achieve superior cost positions in the face of global price and competitive pressures. His sustained emphasis on the Company's key growth initiatives has raised Emerson's growth profile in existing and emerging markets. His continued focus on technology investments has widened Emerson's lead as the technology innovator among the industries and customers it serves. Further, he directed a series of strategic acquisitions in fiscal 2005 that form a solid basis for future growth. Finally, Mr. Farr's sustained focus on the development of the current and future management talent at Emerson continues to be a key factor in maintaining and growing the Company's performance in the future.

    As a result of his performance, the Committee awarded Mr. Farr a fiscal year 2005 bonus of $2,000,000. He received a base salary of $1,050,000. Mr. Farr was awarded 55,000 shares of restricted stock, which award will vest six (6) years from the date of grant. As part of the normal award cycle, in October of 2004, the Committee awarded Mr. Farr 125,000 stock options under the stock option program, which is described at page 10 and in the "Option/SAR Grants in Last Fiscal Year" table at page 14 of this proxy statement. Also reported in the Summary Compensation Table on page 12 and described in footnote (4) on page 13 of this proxy statement is the long-term compensation plan payout for the four-year performance period ending September 30, 2005. Mr. Farr does not have an employment agreement with the Company.

                                Compensation and Human Resources Committee

                                   V. R. Loucks, Jr., Chairman
                                   D. C. Farrell
                                   J. W. Prueher

                          EXECUTIVE COMPENSATION

    The following information relates to compensation received or earned by the Company's Chief Executive Officer and each of the other four most highly compensated executive officers of the Company for the last fiscal year of the Company (the "named executive officers") and the compensation received or earned by them for the two prior fiscal years.

                                                   SUMMARY COMPENSATION TABLE

                                                                                LONG-TERM COMPENSATION(1)
                                                                        -----------------------------------------
                                           ANNUAL COMPENSATION                    AWARDS               PAYOUT
                            ---------------------------------------------------------------------------------------------------
                                                                                        SECURITIES      LONG-
                                                             OTHER                      UNDERLYING      TERM           ALL
                                                             ANNUAL       RESTRICTED     OPTIONS/     INCENTIVE       OTHER
         NAME AND           FISCAL                          COMPEN-         STOCK          SARS         PLAN         COMPEN-
    PRINCIPAL POSITION       YEAR   SALARY($)  BONUS($)   SATION($)(2)  AWARD(S)($)(3)     (#)      PAYOUTS($)(4)  SATION($)(5)
    ------------------      ------  ---------  --------   ------------  --------------  ----------  -------------  ------------
D. N. Farr                   2005   1,050,000  2,000,000     147,641      3,887,950      125,000      6,938,500       66,980
Chairman of the Board,       2004   1,000,000  1,500,000     149,099      3,162,750           --             --       50,409
Chief Executive Officer      2003   1,000,000  1,000,000     167,442      2,251,000           --             --       37,755
and President(6)

J. G. Berges                 2005     935,000    815,000      78,147             --      100,000      6,938,500       43,690
Former President(7)          2004     905,000    700,000          --             --           --             --       37,118
                             2003     872,500    540,000          --             --           --             --       34,715

W. J. Galvin                 2005     620,000    675,000          --      1,767,250       85,000      3,122,325       32,133
Senior Executive Vice        2004     600,000    560,000          --             --           --             --       27,099
President and Chief          2003     568,750    432,000          --        900,400           --             --       24,723
Financial Officer

W. W. Withers                2005     480,000    500,000          --             --       50,000      2,081,550       27,203
Executive Vice President,    2004     465,000    420,000          --             --           --             --       22,430
Secretary and General        2003     440,000    350,000          --        500,000           --             --       20,032
Counsel

C. A. Peters                 2005     465,000    500,000          --      1,413,800       50,000      2,081,550       24,124
Senior Executive Vice        2004     450,000    410,000          --             --           --             --       20,034
President                    2003     418,750    335,000          --             --           --             --       18,599

--------

(1) The Company's stock option plans, incentive shares plans and supplemental executive retirement and savings investment plans generally provide for acceleration of vesting in the event of a change in control of the Company.

(2) Consistent with applicable regulations, certain non-cash compensation need not be reported, the aggregate of which does not exceed the lesser of $50,000 or 10% of any named executive officer's salary and bonus. Pursuant to the Company's security program established by the Board of Directors, the Chairman and Chief Executive Officer is required to use Company aircraft for all travel. While these security procedures, including personal use of Company aircraft, are required for the benefit of the Company, the Company is voluntarily reporting the valuation of the personal use of this benefit by the Chairman and Chief Executive Officer in fiscal years 2005, 2004 and 2003 in the amounts of $67,852, $65,949 and $81,742 and related tax gross-up of $34,030,
    $45,829 and $56,804, respectively. The amount for 2005 represents the incremental cost to the Company, calculated based on the variable operating costs per hour of operation, which include fuel costs, maintenance, and associated travel costs for the crew. The amounts for 2004 and 2003 were previously reported and calculated in accordance with Internal Revenue Service guidelines for imputed income for personal use of corporate aircraft. For Mr. Berges, the incremental cost to the Company of the personal use of Company aircraft, less reimbursements made by Mr. Berges, was $23,605 for 2005.

(3) The number of shares of restricted stock held by the named executive officers at September 30, 2005 (the end of fiscal 2005), and the aggregate value of such shares, are as follows: D. N. Farr, 240,000 shares having a value of $17,232,000; J. G. Berges, 110,000 shares having a value of $7,898,000; W. J. Galvin, 68,000 shares having a value of $4,882,400; W. W. Withers, 42,000 shares having a value of $3,015,600; and C. A. Peters, 42,000 shares having a value of $3,015,600. On October 4, 2005, D. N. Farr, W. J. Galvin and C. A.
    Peters were awarded 55,000, 25,000 and 20,000 shares of restricted stock, respectively, which awards are included in the table for fiscal 2005.
    The Company pays dividends on restricted stock. The restricted stock awards have a restriction period and are earned

                                    12


    over a period of five to ten years and vest at the end of such period; the shares are payable if the executive is employed with the Company and in good standing at the end of the restriction period. The amounts shown in the table represent the dollar value based on the stock price per share at award date and do not reflect any payment to the individual.

(4) Long-term performance awards earned at the end of fiscal 2005 were based on achievement of performance objectives over a four-year period ending September 30, 2005, and were paid after the end of fiscal 2005. The awards were made in fiscal 2001 and were disclosed as to the then named executive officers in the Company's proxy statement for the 2002 Annual Meeting. The amounts shown also include the following amounts attributable to the following shares of restricted stock vesting at the same time as the long-term performance awards payouts: D. N. Farr-$2,775,400 (40,000 shares); J. G. Berges-$2,775,400 (40,000 shares); W. J. Galvin-$1,248,930 (18,000 shares); W. W.
    Withers-$832,620 (12,000 shares); and C. A. Peters-$832,620 (12,000 shares). These shares of restricted stock were granted in fiscal 2001 and were previously included in the Summary Compensation Table in applicable years.

(5) No premiums were paid in fiscal 2005 by the Company for the named executive officers in the Company's former "split dollar" insurance program, which was terminated during the fiscal year. Participants could elect to cancel the policy and receive its cash value or to convert the policy into an ongoing term life insurance policy with the same coverage, in which case the Company would make premium payments as long as the named executive officer remains an employee. Each of the named executive officers elected conversion to term insurance. The table includes for fiscal 2005: (a) the value of premiums paid on behalf of the named executive officers for fiscal 2005 for term life insurance in the following amounts: D. N. Farr-$2,824; J. G. Berges-$3,789; W. J. Galvin-$810; W. W. Withers-$4,703 and C. A. Peters-$2,733; and (b) contributions by the Company on behalf of the named individuals to the Company's matched savings plans in the following amounts: D. N. Farr-$64,156; J. G. Berges-$39,901; W. J. Galvin-$31,323; W. W. Withers-$22,500; and C. A. Peters-$21,391.

(6) Mr. Farr was elected Chairman of the Board of Directors on September 17, 2004 and President on November 1, 2005.

(7) As previously reported in a Current Report on Form 8-K filed on November 4, 2005, on November 1, 2005, Mr. Berges retired as a member of the Board of Directors and as President. Simultaneously, he entered into a letter agreement and a related two-year consulting agreement with the Company to provide services for up to 40 days per year for an annual consulting fee of $250,000 and will be provided a company car, financial planning, and club membership, with an estimated annual aggregate value of less than $25,000. Subject to his compliance with five-year non-competition and non-solicitation covenants, a confidentiality covenant and his release of claims against the Company, and subject to forfeiture in the event of noncompliance, Mr. Berges (i) pursuant to the Company's stock options plans, will have up to five years from the date of his retirement (but no longer than the original term of his respective options) to exercise his previously granted outstanding stock options, including previously unvested options (which vested on his retirement date), (ii) will be eligible to receive a pro-rata portion (50% or 52,500 shares) of his previous performance shares award under the Company's 2004 Performance Share program (previously disclosed in the Company's proxy statement for the last year), subject to the Company's meeting previously established performance targets during the four-year performance period; (iii) will continue to vest in two previous restricted stock awards with 10 year terms scheduled to vest in October 2007 and October 2010, as applicable; and (iv) will be eligible to receive his regular monthly pension benefits earned as of his retirement under the Company's all-employee retirement plan and the related supplemental plan, reduced as provided by the plans for early retirement (as described herein under "Pension Plan Table").

                                        OPTION/SAR GRANTS IN LAST FISCAL YEAR

                                         INDIVIDUAL GRANTS(1)
                          ---------------------------------------------------       POTENTIAL REALIZABLE VALUE AT
                           NUMBER OF     % OF TOTAL                                    ASSUMED ANNUAL RATES OF
                           SECURITIES   OPTIONS/SARS                                STOCK PRICE APPRECIATION FOR
                           UNDERLYING    GRANTED TO   EXERCISE OR                          OPTION TERM(2)
                          OPTIONS/SARS  EMPLOYEES IN  BASE PRICE   EXPIRATION  ---------------------------------------
          NAME              GRANTED     FISCAL YEAR     ($/SH)        DATE     0% ($)        5% ($)          10% ($)
          ----            ------------  ------------  -----------  ----------  ------        ------          -------
D. N. Farr...............   125,000         5.65        63.255     10/5/2014     0         4,972,591       12,601,522
J. G. Berges.............   100,000         4.52        63.255     10/5/2014     0         3,978,073       10,081,218
W. J. Galvin.............    85,000         3.84        63.255     10/5/2014     0         3,381,362        8,569,035
W. W. Withers............    50,000         2.26        63.255     10/5/2014     0         1,989,036        5,040,609
C. A. Peters.............    50,000         2.26        63.255     10/5/2014     0         1,989,036        5,040,609
All Optionees(3)(4)......  2,213,216        100         63.605      various      0        88,476,602      224,214,152
All Stockholders.........     n/a           n/a           n/a         n/a        0        19 billion       47 billion
Optionees Gain as % of
  All Stockholders'
  Gain...................     n/a           n/a           n/a         n/a        0         Less than        Less than
                                                                                               1%              1%

-------

(1) The options were granted at 100% of the market price on the date of grant. Options generally become exercisable one-third after one year from the date of grant, an additional one-third after two years from the date of grant, and are exercisable in full after three years from the date of grant.

(2) The dollar amounts under these columns are the result of calculations at 0% and at the 5% and 10% rates set by the Securities and Exchange Commission and therefore are not intended to forecast possible future appreciation, if any, of the Company's stock price. Potential realizable value of all stockholders is based on 410,651,564 shares outstanding at September 30, 2005 and a per share price of $71.80.

(3) Based on total number of options awarded in fiscal year 2005. The exercise or base price is the average exercise price for all options granted, which ranged from $63.255 to $71.635.

(4) No gain to the optionees is possible without an increase in stock price, which will benefit all stockholders commensurately. A zero percent stock price appreciation will result in zero dollars for the optionee.

                                      AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                                             AND FISCAL YEAR-END OPTION VALUES

                                                                    NUMBER OF SECURITIES          VALUE OF UNEXERCISED
                                                                   UNDERLYING UNEXERCISED         IN-THE-MONEY OPTIONS
                                                     VALUE          OPTIONS AT FY-END(#)             AT FY-END($)(1)
                                SHARES ACQUIRED     REALIZED     ---------------------------   ---------------------------
           NAME                 ON EXERCISE (#)      ($)(1)      EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
           ----                 ---------------     --------     -----------   -------------   -----------   -------------
D. N. Farr................               0                0        332,444        125,000       5,148,069      1,047,500
J. G. Berges..............          30,526          705,303        300,000        100,000       4,195,000        838,000
W. J. Galvin..............          27,802          668,722        170,000         85,000       3,317,088        712,300
W. W. Withers.............           2,351           55,854         96,089         50,000       1,883,712        419,000
C. A. Peters..............               0                0        127,672         50,000       2,285,492        419,000

-------

(1) The values represent the difference between the exercise price of the options and the market price of the Company's common stock at fiscal year-end.

                             LONG-TERM INCENTIVE PLANS--AWARDS IN LAST FISCAL YEAR

                                                                                             ESTIMATED FUTURE
                                                                                               PAYOUTS UNDER
                                                                        PERFORMANCE OR           NON-STOCK
                                                       NUMBER OF         OTHER PERIOD        PRICE-BASED PLANS
                                                      PERFORMANCE      UNTIL MATURATION       TARGET/MAXIMUM
                      NAME                               UNITS            OR PAYOUT            (# OF SHARES)
                      ----                            -----------      ----------------      -----------------
D. N. Farr......................................         n/a                 n/a                 n/a
J. G. Berges....................................         n/a                 n/a                 n/a
W. J. Galvin....................................         n/a                 n/a                 n/a
W. W. Withers...................................         n/a                 n/a                 n/a
C. A. Peters....................................         n/a                 n/a                 n/a



                    EQUITY COMPENSATION PLAN INFORMATION

    The following table sets forth aggregate information regarding the Company's equity compensation plans as of September 30, 2005:

                                                                                                  NUMBER OF SECURITIES
                                                                                                 REMAINING AVAILABLE FOR
                                                NUMBER OF SECURITIES      WEIGHTED-AVERAGE        FUTURE ISSUANCE UNDER
                                                 TO BE ISSUED UPON        EXERCISE PRICE OF        EQUITY COMPENSATION
                                                    EXERCISE OF              OUTSTANDING            PLANS (EXCLUDING
                                                OUTSTANDING OPTIONS,      OPTIONS, WARRANTS      SECURITIES REFLECTED IN
              PLAN CATEGORY                     WARRANTS AND RIGHTS          AND RIGHTS                COLUMN (a))
              -------------                     -------------------       -----------------      -----------------------
                                                        (a)                      (b)                       (c)
Equity compensation plans approved by
  security holders(1).....................           13,334,793                $54.47                   9,147,784

Equity compensation plans not approved by
  security holders(2).....................                   --                    --                          --

Total.....................................           13,334,793                $54.47                   9,147,784

-------

(1) Includes the Company's Stock Option and previously approved Incentive Shares Plans. Included in column (a) are 2,398,860 shares reserved for performance share awards (awarded primarily in 2004), which represent the right to receive common shares contingent upon the Company achieving certain financial objectives by the end of fiscal year 2007. Also included in column (a) are 1,044,995 shares reserved for performance share awards (awarded primarily in 2001), which will be issued primarily in shares of common stock and paid partially in cash in early fiscal 2006 as a result of achieving certain financial objectives by the end of fiscal 2005. As provided by the Company's Incentive Shares Plans, performance share awards represent a commitment to issue such shares without cash payment by the employee, contingent upon achievement of such objectives and the performance of services by the employee. The price in column (b) represents the weighted-average exercise price for outstanding options. Included in column (c) are 814,068 shares remaining available for award under the previously approved 1997 Incentive Shares Plan and 238,930 shares remaining available under the previously approved Restricted Stock Plan for Non-Management Directors.

(2) Excludes 13,735 outstanding options assumed in connection with acquisitions with a weighted-average exercise price of $35.27.

    Information regarding stock option plans and incentive shares plans set forth in Note 14 of Notes to Consolidated Financial Statements of the 2005 Annual Report is hereby incorporated by reference.

                            PENSION PLAN TABLE

    The following table shows the annual benefits payable upon retirement at age 65 for various compensation and years of service combinations under the Emerson Electric Co. Retirement Plan and a related supplemental executive retirement plan.

                                                      ANNUAL RETIREMENT BENEFIT AT AGE 65 AFTER
                              ------------------------------------------------------------------------------------------
                              10 YEARS      15 YEARS        20 YEARS         25 YEARS         30 YEARS         35 YEARS
AVERAGE ANNUAL                   OF            OF              OF               OF               OF               OF
COMPENSATION                  SERVICE       SERVICE         SERVICE          SERVICE          SERVICE          SERVICE
--------------                --------      --------        --------         --------         --------         --------
$  600,000..............      $ 87,565      $131,348       $  175,130       $  218,913       $  262,696       $  306,478
$  900,000..............      $132,565      $198,848       $  265,130       $  331,413       $  397,696       $  463,978
$1,200,000..............      $177,565      $266,348       $  355,130       $  443,913       $  532,696       $  621,478
$1,500,000..............      $222,565      $333,848       $  445,130       $  556,413       $  667,696       $  778,978
$1,800,000..............      $267,565      $401,348       $  535,130       $  668,913       $  802,696       $  936,478
$2,100,000..............      $312,565      $468,848       $  625,130       $  781,413       $  937,696       $1,093,978
$2,400,000..............      $357,565      $536,348       $  715,130       $  893,913       $1,072,696       $1,251,478
$2,700,000..............      $402,565      $603,848       $  805,130       $1,006,413       $1,207,696       $1,408,978
$3,000,000..............      $447,565      $671,348       $  895,130       $1,118,913       $1,342,696       $1,566,478
$3,300,000..............      $492,565      $738,848       $  985,130       $1,231,413       $1,477,696       $1,723,978
$3,600,000..............      $537,565      $806,348       $1,075,130       $1,343,913       $1,612,696       $1,881,478

    Retirement benefits under the plans are computed on the basis of an annuity with five years certain, unless the participant elects another method of payment. The benefit amounts in the Pension Plan Table above have already been adjusted for Social Security (or any other benefits). The dollar amounts in the salary and bonus columns of the Summary Compensation Table above are substantially the same as the compensation covered by the plans, but deferred bonuses may cause such amounts to vary from the amounts set forth in the Summary Compensation Table.

    The credited years of service covered by the plans for each of the persons named in the Summary Compensation Table above are as follows: D. N. Farr, 25; J. G. Berges, 30; W. J. Galvin, 33; W. W. Withers, 16; and C. A. Peters, 26. Payment of the specified retirement benefits is contingent upon continuation of the plans in their present form until the employee retires.

    The benefits of certain employees may be reduced under the Emerson Electric Co. Retirement Plan to meet the limits of the Internal Revenue Code. An employee who is subject to a reduction of benefits under the Internal Revenue Code may be selected to participate in a non-qualified supplemental executive retirement plan not subject to Internal Revenue Code limitations. Participation in the supplemental plan is by award, subject to the sole approval by the Compensation and Human Resources Committee. D. N. Farr, J. G. Berges, W. J. Galvin and W. W. Withers have been selected to participate in the supplemental plan. The estimated annual retirement benefits payable upon retirement at age 65 to D. N. Farr, W. J. Galvin, W.
W. Withers, and C. A. Peters are 56%, 56%, 20%, and 16%, respectively, of the dollar amounts shown in the salary and bonus columns of the Summary Compensation Table for fiscal year 2005. As a result of his early retirement and resulting reduction in benefits as required by the plans, Mr. Berges' benefit under the Emerson Electric Co. Retirement Plan and the related supplemental plan will be reduced to 26% of the dollar amounts shown in the salary and bonus columns of the Summary Compensation Table for fiscal year 2005.

                             PERFORMANCE GRAPH

    The following graph compares cumulative total returns (assuming reinvestment of dividends) on the Company's common stock against the Standard & Poor's Composite 500 Stock Index (S&P 500) and the Dow Jones Electrical Components and Equipment Index (DJEE) for the five-year period ended September 30, 2005 and the Compound Annual Growth Rate (CAGR).

                                  [GRAPH]

*$100 invested on 9/30/00 in stock or index-including reinvestment of dividends. Fiscal year ending September 30.

Copyright (C)2002, Standard & Poor's, a division of The McGraw-Hill Companies, Inc. All rights reserved. www.researchdatagroup.com/S&P.htm

--------------------------------------------------------------------------
                2000    2001    2002    2003    2004    2005      CAGR
                ----    ----    ----    ----    ----    ----      ----
EMERSON         $100    $ 72    $ 69    $ 85    $103    $123       4.2%
S&P 500          100      73      58      73      83      93      (1.5)
DJEE             100      39      25      40      40      44     (15.2)
--------------------------------------------------------------------------

    The information above in the Report of the Audit Committee, the Report of the Compensation and Human Resources Committee on Executive Compensation, and the Performance Graph shall not be deemed to be "soliciting material" or to be "filed" with the Securities and Exchange Commission or subject to Regulation 14A or 14C or to the liabilities of
Section 18 of the Exchange Act, nor shall it be deemed to be incorporated by reference into any filing under the Securities Act of 1933 or the Exchange Act, except to the extent that the Company specifically incorporates this information by reference.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

    The functions and members of the Compensation and Human Resources Committee are set forth above under "Board of Directors and Committees." All Committee members are independent and none of the Committee members has served as an officer or employee of the Company or a subsidiary of the Company.

          II. PROPOSAL TO APPROVE THE 2006 INCENTIVE SHARES PLAN

    Emerson is requesting stockholders to approve the Emerson Electric Co. 2006 Incentive Shares Plan (the "2006 Plan"). On November 1, 2005, the Board of Directors of the Company adopted the 2006 Plan, subject to approval by the stockholders. All prior incentive shares plans were approved by Emerson's stockholders. The 2006 Plan authorizes the issuance of up to 10,000,000 shares of common stock, plus shares reserved but not used under the 1997 Incentive Shares Plan (not to exceed 700,000 shares), subject to adjustment, in the form of awards of Performance Shares and Restricted Shares. As part of the Company's continuing program of key executive incentive compensation, the 2006 Plan is designed to benefit the Company and its stockholders and protect their interests by:

    * Keeping and attracting the best executive talent, which the Board deems critical to the Company's continued success in the challenging marketplace in which the Company operates;

    * Providing for independent plan administration by the Board's Compensation and Human Resources Committee, all of whose members are independent under the listing standards of the New York Stock Exchange;

    * Providing a moderate "burn" rate (the speed with which the Company uses its shares available for awards) and a low dilutive effect (small impact of awards of Emerson stock relative to total shares outstanding); and

    * Providing extended vesting periods for awards to Plan participants (the periods during which achievement of performance objectives are determined and for which awards are made).

    The 2006 Plan was adopted as part of a continuing program of key executive incentive compensation authorized by the Company's Board of Directors in 1977. At that time the directors approved an initial performance shares plan which anticipated that it would be supplemented by a further similar plan or plans, and subsequently it was supplemented by the Company's 1981 Performance Shares Bonus Plan, the 1985 Performance Shares Bonus Plan, the Incentive Shares Plan adopted in 1988, the Incentive Shares Plan adopted in 1993 and the Incentive Shares Plan adopted in 1997. Approximately 680,000 shares of the Company's common stock, par value $0.50 per share, remain available for awards under the 1997 Plan; all of the other prior plans have previously expired. The 2006 Plan, a continuation of the prior plans, has as its purpose increasing motivation on the part of senior executives by creating an incentive for them to remain in the employ of the Company, to work for the achievement of the Company's strategic growth objectives, and to align their interests with those of the stockholders. This purpose is intended to be accomplished by granting Incentive Shares of common stock to such key personnel.

    The complete text of the 2006 Plan is set forth as Appendix C to this proxy statement. The following summary of certain provisions of the 2006 Plan is qualified by reference to the text of the 2006 Plan.

    Participants in the 2006 Plan will be those key employees of the Company or any of its subsidiaries or affiliates who are determined by the Compensation and Human Resources Committee, or other designated committee (the "Committee") of the Company's Board of Directors to be senior management personnel who are important to the growth of the Company's business and to whom the Committee shall make an award under the 2006 Plan. All of the members of the Compensation and Human Resources Committee have been determined by the Board to be independent under the listing standards of the New York Stock Exchange. There are approximately 300 persons eligible to participate in the 2006 Plan. No more than 10,000,000 shares, plus shares reserved but not used under the 1997 Incentive Shares Plan (not to exceed 700,000 shares), adjusted to reflect subsequent stock dividends, stock splits, spin-offs and similar matters, may be awarded under the 2006 Plan.

    Shares may be awarded as Performance Shares which are designed to meet the requirements for a performance-based plan under Section 162(m) of the Internal Revenue Code of 1986, as amended, and the regulations thereunder. The maximum number of Performance Shares which may be awarded to any individual for any performance period shall be 800,000 Shares (subject to anti-dilution provisions). An award of Performance Shares will represent the right to receive payment (as described below) if specified performance objectives are achieved. The Committee may also authorize the payment of an amount equal to the cash dividends on Performance Shares or on a portion thereof awarded to participants. The performance objectives may be established from time to time by the Committee. Performance objectives need not be the same for all participants and may be established separately for the Company as a whole or for its various groups, divisions, subsidiaries and affiliates. The Committee, in its discretion, at the time it establishes the targeted performance objectives, may establish a minimum performance target and provide for reduced payment if the targeted performance objective is not achieved but the minimum performance target is met.

The performance objectives shall be established at the beginning of the applicable performance period and shall be based upon one or more of the following criteria: sales, earnings, earnings per share, net earnings, pre-tax earnings, earnings before interest and taxes, return on equity, return on total capital and asset management. The performance criteria may include or exclude specified items of an unusual, non-recurring or extraordinary nature including, without limitation, changes in accounting methods, changes in inventory methods, changes in corporate taxation, unusual accounting gains and losses, changes in financial accounting standards, or other extraordinary events causing dilution or diminution in the Company's earnings, all as the Committee may deem necessary or desirable to accomplish the purposes of the performance program. The period over which achievement of any performance objective shall be determined may not be less than three years, although the typical performance period is four years.

    Under the plan, the Committee may establish one or more performance programs, with specified objectives and performance periods and may award participants Performance Shares in any one or more of the performance programs. During a performance period, the Committee may, in its discretion, award Performance Shares to new participants in the performance program, or, if circumstances of significant promotion or additional responsibility so warrant, to any one or more existing participants in the performance program, subject to the maximum number of shares under the plan. Performance periods will be accelerated in the event of a Change of Control, which generally means: (1) the acquisition by any person or group of beneficial ownership of 20% or more of the Company's voting securities;
(2) the consummation of a reorganization, merger or consolidation pursuant to which the persons who were stockholders of the Company prior thereto do not thereafter own more than 50% of the voting power of the surviving corporation or a liquidation or dissolution of the Company or the sale or lease of all or substantially all of the assets of the Company; or (3) the persons who constitute the Board of Directors as of the date of the 2006 Plan ceasing to constitute a majority of the Board, provided that any director subsequent to the date of the plan whose election was approved by the Board will generally be considered as though such person has been a member of the Board since the inception of the plan.

    If the applicable performance objective is achieved, a participant will receive an amount equal to the market value of one share of Company common stock on the date that the Committee determines that the applicable performance period objective is met (following expiration of the applicable performance period) multiplied by the number of Performance Shares held. Payment may be made in shares of common stock and cash or in any combination as determined by the Committee, but the aggregate number of shares of the Company's common stock issued under the 2006 Plan may not exceed the number specified above (or as such number may be adjusted as provided in the 2006 Plan). At the discretion of the Committee, a participant may elect to defer payment, in which event during the period of deferral the participant's account will be credited with an amount equal to the dividends paid on the Company's common stock for the number of shares credited to the participant's account. Any such deferral must be made in accordance with the requirements of Section 409A of the Internal Revenue Code of 1986, as amended, and the regulations thereunder. The Committee may not increase the amount of payment that would otherwise be due upon attainment of a performance objective. Prior to making a Performance Share payment, the Committee shall certify in writing the achievement of the applicable performance objective(s) and the amount of payments to be made to each Participant.

    Unless otherwise determined by the Committee, in order to receive payment of Performance Shares a participant must have been continuously employed by the Company or a subsidiary from the date of the award through the expiration of the performance period, and must remain employed with the Company, except for approved leaves of absence, on the payment date, subject to proration of payments at the discretion of the Committee in the event of retirement at age 65 or termination of employment due to death, disability or otherwise.

    The Committee may also grant Restricted Shares which are not subject to performance objectives. Holders of Restricted Shares will be entitled to all dividends and voting rights with respect to such shares during the restriction period. Restricted Shares will be forfeited if the holder resigns or is discharged from the employ of the Company or a subsidiary during the restriction period specified by the Committee, which will not be less than three years. Restricted Shares may also be forfeited on such other terms and conditions as the Committee may specify. The Committee in its discretion may waive any term and condition of any such award and reduce the restriction period, except that the Committee may not reduce the restriction period to less than three years. In the event of a Change of Control during the restriction period, the Restricted Shares will automatically vest.

    In the event an award of Shares is cancelled, the Committee may again award such Shares. The Committee may amend the Plan, except that no amendment may be made without stockholder approval if such amendment would increase the aggregate number of shares which may be granted or securities which may be issued under the 2006 Plan.

    The 2006 Plan will terminate at such time as the Board, in its discretion, elects to terminate the 2006 Plan or replace it with a successor plan, but the termination will not affect any awards with performance or restriction periods which extend beyond such date.

    No determination has been made with respect to the grant of any awards under the 2006 Plan. In addition, the benefits or amounts which would have been received by participants in the last completed fiscal year, if the plan had been in effect, are not determinable. On November 29, 2005, the closing market price of the Company's common stock was $75.57.

    BOARD RECOMMENDATION. THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A
    --------------------
VOTE FOR APPROVAL OF THE 2006 INCENTIVE SHARES PLAN.
     ---

    III. RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

    In accordance with its charter, the Audit Committee has selected KPMG LLP, independent registered public accounting firm, to audit the Company's consolidated financial statements for fiscal 2006. KPMG LLP served as the Company's independent registered public accounting firm for fiscal 2005. The Audit Committee is asking the stockholders to ratify the appointment of KPMG LLP as the Company's independent registered public accounting firm for the fiscal year ending September 30, 2006.

    The Audit Committee is not required to take any action as a result of the outcome of the vote on this proposal. In the event stockholders fail to ratify the appointment, the Audit Committee may reconsider this appointment. Even if the appointment is ratified, the Audit Committee, in its discretion, may direct the appointment of a different independent accounting firm at any time during the year if the Audit Committee determines that such a change would be in the Company's and the stockholders' best interests.

    The Audit Committee has approved in advance all services provided by KPMG LLP. A member of KPMG LLP will be present at the meeting with the opportunity to make a statement and respond to appropriate questions from stockholders.

    BOARD AND AUDIT COMMITTEE RECOMMENDATION. THE BOARD OF DIRECTORS AND
    ----------------------------------------
THE AUDIT COMMITTEE UNANIMOUSLY RECOMMEND A VOTE FOR THE RATIFICATION OF
                                                 ---
THE APPOINTMENT OF KPMG LLP AS THE COMPANY'S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.

             IV. STOCKHOLDER PROPOSAL ON SEVERANCE AGREEMENTS

    A stockholder has informed the Company that it intends to present the following proposal at the meeting:

    RESOLVED, that the stockholders of Emerson Electric Co. ("Emerson" or the "Company") urge the Compensation and Human Resources Committee of the Board of Directors (the "Board") to establish a policy to seek stockholder approval for future severance agreements with senior executives that provide benefits in an amount exceeding 2.99 times the sum of the executive's base salary plus bonus. "Future severance agreements" mean employment agreements containing severance provisions; change of control agreements; retirement agreements; and agreements renewing, modifying or extending existing such agreements. "Benefits" include lump-sum cash payments; and the estimated present value of periodic retirement payments, fringe benefits, perquisites, consulting fees and other amounts to be paid to the executive after or in connection with termination of employment.

                             SUPPORTING STATEMENT

    Current Emerson Chairman and CEO David Farr has no employment agreement with the Company. In our opinion, the absence of an agreement setting forth the severance compensation payable to Mr. Farr could expose the Board to pressure if it needed to effect an involuntary termination. A policy like the one urged in this proposal would permit severance payouts exceeding the threshold described above, but only if Emerson's stockholders approved the arrangements as being in the Company's best interests.

    The arrangements entered into with Emerson former Chairman and CEO Charles Knight, who resigned as a Company employee on September 17, 2004, reinforces our belief that a policy on severance payments would be in the interests of Emerson stockholders. Mr. Knight's employment agreement entitled him to post-employment compensation that we believe is excessive and not in the interest of stockholders.

    The agreement provides that Mr. Knight will "continue to have access to Company facilities and services on the same basis as during his employment, including the Company's aircraft, car, driver, security, financial planning and club memberships, the estimated value of which is less than $200,000." (2004 Emerson proxy statement) These perquisites extend through 2019.

    Corporate governance experts and leading institutional investors favor severance approval policies like the one we advocate in the proposal. The Council of Institutional Investors, a trade association of pension funds with over $3 trillion in assets, states that stockholders should approve all agreements "providing for severance, change-in-control or other special payments to executives exceeding 2.99 times average annual salary plus annual bonus for the previous three years." (See http://www.cii.org/policies/compensation/emp_contracts.htm) Institutional
Shareholder Services, the nation's largest proxy voting advisor, also favors stockholder ratification, as long as prior approval is not required. (See http://www.issproxy.com/governance/publications/2005archived/006.jsp)

    We urge stockholders to vote FOR this proposal.

    The Company will provide to stockholders the name and address of the proponent and the number of shares of Emerson stock held by it promptly upon receiving an oral or written request therefor.

    BOARD RECOMMENDATION. THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A
    --------------------
VOTE AGAINST THIS PROPOSAL.
     -------

    The Board believes that the Company's long-standing policies and practices fully achieve the underlying objective of this proposal - to place appropriate limits on severance payments to senior executives. More importantly, the Board believes that implementation of the proposal actually would result in the Company's making, on average, higher severance payments to senior executives, and receiving less favorable non-competition and other restrictive promises in return. Consequently, adoption of the proposal is not in the best interests of the Company's stockholders.

    As more fully described in the Report of the Compensation and Human Resources Committee on Executive Compensation at page 9 above, the Company's executive compensation programs have long been based on the fundamental principle of competitive payment for performance, not excessive compensation or creation of a sense of entitlement. The Committee's effective application of this principle is demonstrated by the following:

    * The Company has no written or oral employment agreements with its
                      --
      executive officers that contain severance or "golden parachute" provisions, and has no current intention of entering into any such agreements.

    * Executive cash compensation (base salary and bonus opportunity) is targeted at the 50th percentile of benchmark companies with comparable sales and performance.

    * Stockholder dilution from long-term executive stock compensation is well below the average for the 200 largest public U.S. industrial and service corporations. As reported in the Pearl Meyer & Partners 2004 Equity Stake Study of Management Equity Participation in the Top 200 Corporations, dilution from the Company's long-term stock compensation plans is currently less than 7%, versus the industry average of 16+%.

    * The Company is sparing in its use of stock options as incentive compensation, and it has been expensing them since fiscal 2003.

    The Company applies its fundamental principle of competitive payment for performance to executive severance arrangements. The Company's practice is not to provide lump-sum, non-forfeitable severance payments, but instead to:

    * Obtain from departing executives extended agreements not to compete, which agreements the Company deems vital to protect its competitive position, proprietary information and stockholders' interests; and

    * Where appropriate, and as permitted under the applicable stockholder-approved stock option plan, provide additional time (not to exceed the time permitted in the stock option plan) to exercise stock options or continue his or her previously granted participation (without accelerated vesting) in existing long-term stock award
       -------
      plans, subject to the Company's performance. These items are forfeited if the executive breaches his or her obligations under the extended non-competition agreement.

    The Company believes that implementation of this proposal would, on average, increase severance payments. By establishing a fixed numerical severance cap of 2.99 times the sum of an executive's base salary and bonus, the proposal would likely (1) create an expectation by Emerson's officers that they are entitled to severance equal to or approaching this cap, and (2) make it more difficult for the Company to procure extended non-competition agreements without making higher severance payments than it currently makes. These consequences would directly conflict with the Company's policies of discouraging a sense of entitlement, and being in the strongest possible position to protect its assets, its competitive interests and the interests of its stockholders when an executive departs.

    Finally, the Board believes that this proposal is significantly misleading in characterizing Charles F. Knight's post-retirement compensation as "excessive". Since his retirement as Chairman and an Executive Officer of the Company in 2004, Mr. Knight has not been entitled to and has not received any salary from the Company. The estimated annual value of Mr. Knight's fees and perquisites for consulting services is less than $300,000. Furthermore, as stated in Emerson's Proxy Statement for the 2005 Annual Meeting, Mr. Knight has indicated his intention to waive his consulting fee for the foreseeable future, and he has continued to do so.

    FOR THESE REASONS, THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE AGAINST APPROVAL OF THE STOCKHOLDER PROPOSAL ON SEVERANCE AGREEMENTS.
-------

                                 V. VOTING

    Shares may be represented by proxy at the meeting by completing and returning the proxy card or voting by telephone or by Internet. If a quorum is present, the affirmative vote of a majority of the shares entitled to vote which are present in person or represented by proxy at the 2006 Annual Meeting is required to elect Directors, to approve the Company's 2006 Incentive Shares Plan, to ratify the appointment of KPMG LLP as the Company's independent registered public accounting firm for fiscal 2006, to approve the stockholder proposal, and to act on any other matters properly brought before the meeting. Shares represented by proxies which are marked or voted "withhold authority" with respect to the election of any one or more nominees for election as Directors, proxies which are marked or voted "abstain" on the proposal to approve the Company's 2006 Incentive Shares Plan and to ratify the appointment of KPMG LLP as the Company's independent registered public accounting firm for fiscal 2006, or on the stockholder proposal, and proxies which are marked or voted to deny discretionary authority on other matters will be counted for the purpose of determining the number of shares represented by proxy at the meeting. Such proxies will thus have the same effect as if the shares represented thereby were voted against such nominee or nominees, against the proposals to approve the Company's 2006 Incentive Shares Plan and to ratify the appointment of KPMG LLP as the Company's independent registered public accounting firm for fiscal 2006, against the stockholder proposal and against such other matters, respectively. If a broker indicates on the proxy that it does not have discretionary authority as to certain shares to vote on a particular matter, those shares will not be considered as present and entitled to vote with respect to that matter. In addition, under the rules of the New York Stock Exchange, the shares present and entitled to vote (excluding broker non-votes) on the proposal to approve the Company's 2006 Incentive Shares Plan must represent more than 50% of all shares entitled to vote thereon.

    The Company knows of no other matters to come before the meeting. If any other matters properly come before the meeting, the proxies solicited hereby will be voted on such matters in the discretion of the persons voting such proxies, except proxies which are marked to deny discretionary authority.

                        VI. STOCKHOLDERS' PROPOSALS

    Proposals of stockholders intended to be presented at the 2007 Annual Meeting scheduled to be held on February 6, 2007, must be received by the Company by August 18, 2006 for inclusion in the Company's proxy statement and proxy relating to that meeting. Upon receipt of any such proposal, the Company will determine whether or not to include such proposal in the proxy statement and proxy in accordance with regulations governing the solicitation of proxies.

    In order for a stockholder to nominate a candidate for Director, under the Company's Bylaws timely notice of the nomination must be received by the Company in advance of the meeting. Ordinarily, such notice must be received not less than 90 nor more than 120 days before the meeting, i.e., between October 9 and November 8, 2006 for the 2007 Annual Meeting (but if the Company gives less than 100 days' (1) notice of the meeting or (2) prior public disclosure of the date of the meeting, then such notice must be received within 10 days after notice of the meeting is mailed or other public disclosure of the meeting is made). The stockholder filing the notice of nomination must describe various matters regarding the nominee, including, but not limited to, such information as name, address, occupation and shares held.

    In order for a stockholder to bring other business before a stockholder meeting, timely notice must be received by the Company within the time limits described in the preceding paragraph. Such notice must include a description of the proposed business, the reasons therefor, and other specified matters. These requirements are separate from the

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

requirements a stockholder must meet to have a proposal included in the Company's proxy statement. The foregoing time limits also apply in determining whether notice is timely for purposes of rules adopted by the Securities and Exchange Commission relating to the exercise of discretionary voting authority.

    In each case the notice must be given to the Secretary of the Company, whose address is 8000 West Florissant Avenue, St. Louis, Missouri 63136. Any stockholder desiring a copy of the Company's Bylaws will be furnished one without charge upon written request to the Secretary. A copy of the Bylaws is available on the Company's Web site at www.gotoemerson.com, Investor Relations, Corporate Governance, Bylaws.

                            VII. MISCELLANEOUS

HOUSEHOLDING OF PROXIES

    The Securities and Exchange Commission has adopted rules that permit companies and intermediaries such as brokers to satisfy delivery requirements for annual reports and proxy statements with respect to two or more stockholders sharing the same address by delivering a single annual report and/or proxy statement addressed to those stockholders. This process, which is commonly referred to as "householding," potentially provides extra convenience for stockholders and cost savings for companies. The Company and some brokers household annual reports and proxy materials, delivering a single annual report and/or proxy statement to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders.

    Once you have received notice from your broker or the Company that your broker or the Company will be householding materials to your address, householding will continue until you are notified otherwise or until you revoke your consent. You may request to receive at any time a separate copy of our annual report or proxy statement, by sending a written request to Emerson Electric Co., 8000 West Florissant Avenue, St. Louis, Missouri 63136, Attn: Investor Relations, or by telephoning 314-553-2197 or by visiting our website.

    If, at any time, you no longer wish to participate in householding and would prefer to receive a separate annual report and/or proxy statement in the future, please notify your broker if your shares are held in a brokerage account or the Company if you hold registered shares. You can notify the Company by sending a written request to Emerson Electric Co., 8000 West Florissant Avenue, St. Louis, Missouri 63136, Attn: Investor Relations, or by telephoning 314-553-2197.

    If, at any time, you and another stockholder sharing the same address wish to participate in householding and prefer to receive a single copy of the Company's annual report and/or proxy statement, please notify your broker if your shares are held in a brokerage account or the Company if you hold registered shares. You can notify the Company by sending a written request to Emerson Electric Co., 8000 West Florissant Avenue, St. Louis, Missouri 63136, Attn: Investor Relations, or by telephoning 314-553-2197.

ADDITIONAL FILINGS

    The Company's Forms 10-K, 10-Q, 8-K and all amendments to those reports are available without charge through the Company's Web site on the Internet as soon as reasonably practicable after they are electronically filed with, or furnished to, the Securities and Exchange Commission. They may be accessed as follows: www.gotoemerson.com, Investor Relations, SEC filings.

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                                                                 APPENDIX A

                  EMERSON DIRECTOR INDEPENDENCE STANDARDS

    In order to be considered independent under the rules of the New York Stock Exchange, the Board must determine that a director does not have any direct or indirect material relationship with Emerson Electric Co. ("Emerson"). The Board has established the following guidelines to assist it in determining director independence under the NYSE rules. Any Director who meets the following standards will be deemed independent by the Board:

     1. The Director was not employed by Emerson, and no immediate family member of the Director was employed by Emerson as an executive officer, within the preceding three years;

     2. The Director is not a partner or employee of Emerson's independent auditor, and no immediate family member of the Director is a partner of, or employed in the audit, assurance or tax compliance practices of Emerson's independent auditor, and neither the Director nor any immediate family member has been within the preceding three years a partner of or employed by Emerson's independent auditor and personally worked on Emerson's audit;

     3. The Director was not employed by, and no immediate family member of the Director was employed as an executive officer by, any company at the same time any Emerson executive officer served as a member of such company's compensation committee within the preceding three years;

     4. Neither the Director, nor any member of the Director's immediate family received in any twelve-month period during any of Emerson's last three fiscal years direct compensation in excess of $100,000 from Emerson other than regular director compensation, pension and other deferred payments that are not in any way contingent on continued service to Emerson, compensation received by an immediate family member for service as a non-executive officer of Emerson, and compensation received by an immediate family member for service as a non-executive officer of Emerson;

     5. If the Director is an executive officer or an employee of, or if any immediate family member is an executive officer of, another organization that does business with Emerson, the annual sales to, or purchases from, Emerson by such company in each of the last three fiscal years were less than the greater of two percent of the annual revenues of such company or $1,000,000;

     6. If the Director is an executive officer of another organization which is indebted to Emerson, or to which Emerson is indebted, the total amount of either company's indebtedness to the other is less than two percent of the total consolidated assets of the company the Director serves as an executive officer;

     7. If the Director is, or is a director, executive officer or greater than 10% owner of an entity that is, a paid advisor, paid consultant or paid provider of professional services to Emerson, any member of Emerson's senior management or any immediate family member of a member of Emerson's senior management, the amount of such payments is less than the greater of 2% of such firm's annual revenues or $1,000,000 during Emerson's current fiscal year;

     8. If the Director is a partner, principal or counsel in a law firm that provides professional services to Emerson, the amount of payments for such services is less than the greater of 2% of such law firm's annual revenues or $1,000,000 during Emerson's current fiscal year;

     9. If the Director serves as an officer, director or trustee of a charitable organization to which Emerson makes contributions: (i) Emerson's discretionary contributions to such organization are less than the greater of two percent of such organization's total annual charitable receipts or $1 million; (ii) Emerson's contributions are normal matching charitable gifts and similar programs available to all employees and independent directors; or (iii) the charitable donation goes through the normal corporate charitable donation approval processes, and is not made "on behalf of" a Director;

    10. The Director's ownership of Emerson stock, direct or indirect, is less than 1% of the total outstanding Emerson stock;

    11. If the Director is affiliated with, or provides services to, an entity in which Emerson has an ownership interest, such ownership interest is less than 20%; and

    12. Any other relationship between the Director and Emerson not covered by the standards set forth above is an arrangement that is usually and customarily offered to customers of Emerson.

If any relationship exists between Emerson and any Director that is not addressed by the standards set forth above, the Directors meeting these standards shall determine whether such relationship impairs the independence of such Director.

                                    A-1


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                                                                 APPENDIX B

                                                   EFFECTIVE AUGUST 2, 2005

                          AUDIT COMMITTEE CHARTER
                          -----------------------

ORGANIZATION

    This charter governs the operation of the Audit Committee (the "Committee"). The Committee shall review and reassess the adequacy of this charter at least annually and obtain the approval of the Board of Directors for any proposed changes to the charter. The Committee and its Chair shall be appointed by the Board of Directors, to serve at the discretion of the Board, and shall be comprised of at least three Directors, each of whom meets the independence requirements set forth in applicable rules of the Securities and Exchange Commission ("SEC") and the New York Stock Exchange ("NYSE"). All Committee members shall be financially literate, and at least one member shall be an "audit committee financial expert" as that term is defined by applicable rules of the SEC.

MEETINGS

    The Committee shall meet regularly, or more frequently as the Committee as a whole or the Chair may from time to time determine to be appropriate. At all meetings of the Committee a majority of the Committee members shall be necessary to constitute a quorum for the transaction of business. Members of the Committee may participate in meetings by means of conference telephone or similar communications equipment whereby all persons participating in the meeting can hear each other, and such participation shall constitute presence in person at the meeting. The Committee may also act as otherwise permitted by law or the Company's Bylaws.

STATEMENT OF POLICY

    The Audit Committee shall assist the Board in providing oversight of the systems and procedures relating to the integrity of the Company's financial statements, the Company's financial reporting process, its systems of internal accounting and financial controls, the internal audit process, the annual independent audit process of the Company's annual financial statements, the Company's compliance with legal and regulatory requirements and the qualification and independence of the Company's primary independent audit firm (the "Auditor"). The Committee is not responsible for the implementation of the foregoing activities. Such implementation is the sole responsibility of management. In discharging its oversight role, the Committee is empowered to investigate any matter brought to its attention with full access to all books, records, facilities, and personnel of the Company and authority to engage independent legal, accounting or other advisors as it deems necessary to carry out its duties, at Company expense.

    Management and the Auditor are responsible for planning and conducting audits and determining that the audited financial statements are complete, accurate and in accordance with U.S. Generally Accepted Accounting Principles. The Committee, in carrying out its oversight responsibilities, shall discuss with the Auditor and management their respective judgments regarding the quality and the acceptability of the Company's financial reporting.

                                    B-1


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

RESPONSIBILITIES AND PROCESSES

    The following shall be the principal recurring processes of the Audit Committee in carrying out its oversight responsibilities:

    Independent Auditor
    -------------------

    * The Auditor reports directly to the Committee. Annually, the Committee shall evaluate and appoint the Auditor. The Committee shall have the sole authority to select, evaluate and, where it deems appropriate, replace or rotate the Auditor. The Committee shall receive from the Auditor an annual report on (1) the Auditor's quality control procedures, (2) any material issues raised by the most recent internal quality control review, or peer review, of the Auditor, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, with respect to audits carried out by the Auditor, (3) as necessary, the timetable for the rotation of partners under legal requirements, (4) all relationships between the Auditor and the Company, and (5) such other reports as the Committee deems appropriate from the Auditor regarding the Auditor's independence, and discuss with the Auditor such reports and the matters included in the written disclosures required by the Independence Standards Board Standard No. 1. If necessary, the Committee shall take appropriate action with respect to the independence of the Auditor.

    * The Committee shall pre-approve all audit and non-audit services (and related fees) provided by the Company's Auditor, as outlined below, and implement procedures so that the Auditor does not perform any service that is prohibited under the NYSE and SEC rules.

        Audit Fees:
        ----------
        Annually, the Committee will review and approve the audit services and the estimated audit fees for the following fiscal year. The projections will be updated quarterly and the Committee will pre-approve any amounts exceeding the original estimates.

        Non-Audit Services and Fees:
        ---------------------------
        Annually, and otherwise as necessary, the Committee will review and approve all non-audit services and the estimated fees for such services for the current fiscal year. For recurring services such as employee benefit plans, tax compliance, due diligence, expatriate tax returns, internal control reviews, statutory filings and import/export reviews, the Committee will review and approve the services and estimated total fees therefor by category of service. The projections will be updated quarterly and the Committee will pre-approve any amounts exceeding the original estimates. For non-recurring services such as tax or other consulting, the Committee will review and approve the services and estimated fees by category of service and all individual projects exceeding an amount determined by the Committee from time to time. The projections will be updated quarterly and the Committee will pre-approve any amounts exceeding the original estimates and any new projects exceeding an amount determined by the Committee from time to time.

        Approval Matrix:
        ---------------
        Should an engagement need pre-approval before the next Committee meeting, authority to grant such approval is delegated to the Audit Committee Chairman. Such approval will be reviewed with the entire Committee at the next quarterly meeting.

    * The Committee shall monitor management's compliance with the following hiring policy for employees and former employees of the Auditor. The Company shall not hire an employee or former employee of the Auditor who has provided audit, review, or attest services for the Company during the last two previous fiscal years into an "accounting role or financial reporting oversight role" as defined by the SEC. This definition includes the following Corporate positions:
      Members of the Board of Directors, Chief Executive Officer, President, Chief Financial Officer, Chief Operating Officer, General Counsel, Chief Accounting Officer, Controller, Director of Internal Audit, VP of Internal Audit, Director of Financial Reporting, and Treasurer.

    Internal Controls and Audit Process
    -----------------------------------

    The audit function is designed to provide a check that a system of internal controls is maintained throughout the Company which protects the assets of the Company and provides the proper authorization and recording of transactions such that the financial information is reliable and materially accurate; and financial statements fairly present, in all material respects, the financial condition and results of operations of the Company in accordance with U.S. Generally Accepted Accounting Principles ("GAAP").

                                    B-2


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

    * The Committee shall discuss with the internal auditors and the Auditor the overall scope and plans for their respective audits. Also, the Committee shall discuss with management, the internal auditors and the Auditor the adequacy and effectiveness of the Company's accounting and financial controls.

      The Committee shall discuss with the Auditor the responsibilities, budget and staffing of the Company's internal audit department.

      The Committee shall review with management the Company's major financial risk exposures and the steps management has taken to monitor, mitigate and control such exposures.

    Annual Audit and Quarterly Reviews
    ----------------------------------

    * The Committee will discuss with the Auditor the results of the annual audit and quarterly reviews, the Company's critical accounting policies and practices, all alternative treatments within GAAP discussed with management (including ramifications of use of alternatives, and the preferred method of the Auditor), other written material communication (including any management letter or schedule of unadjusted differences), any audit problems or difficulties and management's response, and any other matters required to be communicated to the Committee by the Auditor under Generally Accepted Auditing Standards.

    Financial Reporting
    -------------------

    * The Committee shall review with management and the Auditor the audited financial statements to be included in the Company's Annual Report on Form 10-K, and the Company's quarterly financial statements, including any disclosure by the Company under "Management's Discussion and Analysis of Financial Condition and Results of Operations." Based on these reviews, the Committee shall annually report to the Board whether the Committee recommends inclusion of the audited financial statements in the Company's Annual Report and Form 10-K.

    * The Committee shall discuss the types of information to be included in, and the type of presentation of, earnings press releases and financial information and earnings guidance provided to analysts and ratings agencies. The Committee shall be informed by management of financial information and earnings guidance that have been provided to analysts and ratings agencies.

    Proxy Report
    ------------

    * The Committee shall approve the report of the Committee required to be included in the Company's annual proxy statement by the rules of the Securities and Exchange Commission.

    Other Responsibilities
    ----------------------

    * The Committee shall establish procedures for the receipt, retention and treatment of complaints made to the Company, by employees and non-employees, regarding accounting, internal accounting controls or auditing matters and for the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters.

    * At least quarterly, the Committee shall meet separately with representatives from the Auditor, the internal auditors and management.

    * The Committee shall review annually a summary of the Company's litigation activities during the most recent fiscal year, and any other matters relating thereto that the Committee may from time to time deem appropriate. The Committee shall review annually a summary of the Company's environmental activities during the most recent fiscal year, a summary of anticipated environmental audits and expenditures for the next fiscal year, and any other matters relating thereto that the Committee may from time to time deem appropriate.

    Other Matters
    -------------

    * The Committee and its members shall have unrestricted access to management. The Committee shall have sole discretion, in its areas of responsibility, at Company expense, to retain and terminate independent advisors, including sole authority to approve the fees and retention terms for such advisors, if it shall determine the services of such advisors to be necessary or appropriate. Should any member of the Committee believe that participation of management or independent advisors in any discussion of a particular subject at any meeting would be advisable, they are free to make such request.

                                    B-3


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

    * The Committee may, when appropriate in its discretion, delegate authority with respect to specific matters to one or more members, provided that all decisions of any such members are presented to the full Committee at its next scheduled meeting.

REPORTS TO BOARD AND PERFORMANCE EVALUATION

The Committee shall report to the Board of Directors regularly regarding issues that arise in connection with the performance of its responsibilities outlined herein, including, but not limited to, issues that arise with respect to the quality or integrity of the Company's financial statements, the Company's compliance with legal or regulatory requirements, the performance and independence of the Auditor or the performance of the internal audit function. The Committee shall perform an annual evaluation of its performance, pursuant to the procedures established by the Corporate Governance and Nominating Committee.

                                    B-4


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

                                                                 APPENDIX C

                           EMERSON ELECTRIC CO.
                        2006 INCENTIVE SHARES PLAN

    1. PURPOSE. The 2006 Incentive Shares Plan (the "Plan") of Emerson Electric Co. ("Emerson" or the "Company"), is a part of a continuing program of key executive compensation authorized by the Board of Directors of the Company ("Board") on April 5, 1977. On that date the Board approved an initial performance shares plan which anticipated that it would be supplemented by a further similar plan or plans, and subsequently it was supplemented by the Company's 1981 Performance Shares Bonus Plan, the 1985 Performance Shares Bonus Plan, the Incentive Shares Plan adopted in 1988, the Incentive Shares Plan adopted in 1993 and the Incentive Shares Plan adopted in 1997. This Plan, a continuation of the initial plan, the 1981 Plan, the 1985 Plan, and the 1988, 1993 and 1997 Incentive Shares Plans has, as its purpose, to benefit the Company by increasing motivation on the part of its management personnel in senior executive positions who are materially important to the development of the Company's business, by creating an incentive for them to remain in the employ of the Company and to work to the very best of their abilities for the achievement of the Company's strategic growth objectives. This purpose is intended to be accomplished under the Plan by granting Incentive Shares of the Company's Common Stock ("Common Stock") to such key personnel (in addition to their annual cash compensation, including extra salary payments) which, if performance objectives and/or service requirements with the Company are achieved, will permit them to share in the Company's success.

    2. PARTICIPANTS. Participants in the Plan shall be key employees of the Company, its subsidiaries, or any other entities in which the Company has a significant equity or other interest as determined by the Committee, as defined in Section 10 (the "Committee") (such other entities hereinafter referred to as "affiliates"), or of any subsidiary of its subsidiaries or affiliates, who may, but need not be, officers of the Company or of its subsidiaries, affiliates or divisions, who are determined by the Committee, in its discretion, to be senior management personnel important to the growth of the Company, and to whom the Committee shall make any award under the Plan.

    3. SHARES COVERED BY THE PLAN. The total number of Shares covered by the Plan shall be 10,000,000 shares of Common Stock as presently constituted, plus up to 700,000 shares reserved but not issued under the 1997 Incentive Shares Plan. This number shall be adjusted to reflect subsequent stock dividends, stock splits, spin-offs, spin-outs, reverse stock splits and similar matters affecting outstanding shares of Common Stock. Shares not exceeding this number may be awarded as Performance Shares or Restricted Shares, each as hereinafter defined, in the discretion of the Committee. In the event any award of Shares is cancelled, forfeited, terminated or otherwise expires ("cancelled") on account of termination of a Participant's employment, failure to meet performance objectives, or for any other reason, the Committee may again award the Shares cancelled to an existing or new Participant.

    4. PERFORMANCE SHARES; PERFORMANCE PERIOD. The Committee, in its discretion, may award all or any part of the Shares covered by the Plan as units representing Performance Shares. The maximum number of Performance Shares which may be awarded to any individual for any performance period shall be 800,000 shares (subject to the anti-dilution provisions in Section
3). Any award of Performance Shares to a Participant for a specified performance period under the Plan which is cancelled as provided in Section 3 shall continue to be counted against the maximum number of Performance Shares which may be granted to such Participant for such period. Performance Shares shall not be issued at the time of award, but the award of units shall represent the right to receive payment (as determined by the Committee pursuant to Section 6 hereof) if specified performance objectives are achieved. The performance objectives may be established from time to time by the Committee. Performance objectives need not be the same in respect of all Participants and may be established separately for the Company as a whole or for its various groups, divisions, subsidiaries and affiliates, all as the Committee may determine, in its discretion. The performance objectives shall be established at the beginning of the applicable performance period and shall be based upon one or more of the following criteria: sales, earnings, earnings per share, net earnings, pre-tax earnings, earnings before interest and taxes, return on equity, return on total capital and asset management. The performance criteria may include or exclude specified items of an unusual, non-recurring or extraordinary nature including, without limitation, changes in accounting methods, changes in inventory methods, changes in corporate taxation, unusual accounting gains and losses, changes in financial accounting standards, or other extraordinary events causing dilution of or diminution in the Company's earnings, all as the Committee may deem necessary or desirable to accomplish the purposes of the performance program. Except as provided in Section 12 hereof, the performance period for which achievement of any performance objective shall be determined shall not be less than three years.

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

Awards of Performance Shares may be conditioned on the Participant's continued employment by the Company or a subsidiary or affiliate over the performance period or in any other manner the Committee may determine.

    5. PERFORMANCE SHARE AWARDS. Performance Share Awards shall be made pursuant to performance programs as follows:

(a) Performance Programs; Initial Grants. After the approval of this Plan by the Board, the Committee shall, in accordance with Section 4, establish one or more performance programs each with a specified objective or objectives and a specified performance period over which the specified objective is targeted for achievement. Participants may be awarded Shares in any one or more of the performance programs. In making its determination of who shall be Participants in any performance program the Committee shall take into account such factors as the Participant's level of responsibility, job performance, potential for growth, level and types of compensation and such other factors as the Committee deems relevant.

(b) Subsequent Awards. During the performance period of a performance program, additional Performance Shares may be awarded (subject to the maximum number provided for above) in the discretion of the Committee, either (i) to new Participants in the performance program or (ii) if circumstances of significant promotion or additional responsibility so warrant, to any one or more of the initial Participants in the performance program.

(c) Notice of Awards. Upon the making of any award by the Committee, the Participant shall be advised of the number of Performance Shares awarded and of the terms of the award.

    6. PERFORMANCE SHARE PAYMENT. The payment amount which a holder of Performance Shares shall be entitled to receive if the applicable targeted performance objective is met shall be an amount equal to the market value of one share of Common Stock on the date that the Committee determines that the applicable targeted performance objective is met (following the expiration of the applicable performance period) multiplied by the number of Performance Shares held. For the purposes hereof market value as of any date shall be the value as of said date as reasonably determined by the Committee.

Notwithstanding the provisions of the foregoing paragraph, the Committee, in its discretion, may establish, at the time it establishes the targeted performance objective, a minimum performance target and may provide for payment on a reduced scale if the targeted performance objective is not achieved but the minimum performance target is met or exceeded. The Committee may not increase the amount of payment that would otherwise be paid upon attainment of a performance objective.

Payment amounts may be paid in shares of Common Stock and cash, or in any combination thereof as determined by the Committee; provided, however, that in no event shall the aggregate number of shares of Performance Shares for which payment is made, plus the number of Restricted Shares which are not cancelled, exceed the number specified in Section 3 (or as said number may be adjusted as provided in Section 3).

    7. TIME OF PAYMENT. Subject to the provisions of the following paragraphs of this Section 7, distribution of amounts to which a Participant is entitled, because the applicable targeted performance objective is met, shall be made as soon as practicable after the holder of the Performance Shares becomes entitled thereto, unless payment of the Performance Shares is subject to specified vesting conditions after attainment of the performance objective, in which case payment shall be delayed until such vesting conditions have been satisfied.

If the Committee so determines in its sole discretion, prior to receipt of any award of Performance Shares under the Plan, a Participant shall be advised of the award proposed to be made and at such time may make an election to have distribution of any amount such Participant may be entitled to receive in respect of such Shares (whether in cash, in Common Stock, or a combination thereof) deferred until such year as the Participant may elect, after the year in which the amount would otherwise be paid, up to and including the year of termination of employment on account of retirement, and at the same time (prior to the time the award is made) may elect to have such amount paid in such deferred annual installments over such years as the Participant shall then specify. If a Participant elects any such deferral, the following rules shall apply to the deferred payment:

(a) Such election shall be irrevocable and shall be made in accordance with the requirements of Section 409A of the Internal Revenue Code of 1986, as amended ("Code"), and the regulations and other guidance issued thereunder.

(b) The right to such deferred payment shall be fully vested and nonforfeitable but shall be nonassignable, and any attempted transfer or assignment, or any pledge or other hypothecation of such right, shall be void and of no effect.

(c) In the event of the death during the deferral period of a Participant who has elected a deferred payment, the unpaid balance of the deferred amount owing to such Participant at the time of death shall be distributed to the Participant's estate on the date which is six months after the date of death, irrespective of whether or not the deferral period elected has expired.

(d) Until payment is made to a Participant of the full deferred payment to which such Participant is entitled, the Company will accrue for the account of the Participant during the period of deferral an amount equal to the dividends per share paid on Common Stock during such period multiplied by the number of Shares still unpaid and held for such Participant's account in accordance with the deferred payment election. At the time the Participant is entitled to receive any amount under the Plan, in accordance with the election, there shall also be paid to such Participant the accrued dividend equivalent amount, either in a lump sum or in deferred annual installments as specified by such Participant at the time of the original deferral election.

(e) Notwithstanding anything herein to the contrary, any such deferred payment that is otherwise scheduled to be or to begin to be distributed upon separation from service of a Participant who is a specified employee, as determined under Code Section 409A and the regulations and other guidance issued thereunder, may not be made or commenced before the date which is six (6) months after the date of such separation from service (or, if earlier, the date of the death of the employee).

The Committee, in its discretion, may amend the foregoing provisions hereof relating to the election of deferred payments and the rules applicable thereto if, in its judgment, the tax benefits intended by such provisions and rules will not be adversely affected.

    8. CONDITIONS TO PAYMENTS. Except as otherwise herein provided or determined by the Committee, a Participant, in order to be entitled to receive any payment on Performance Shares awarded, must be in the employ of the Company or a subsidiary or affiliate of the Company (or a subsidiary of a subsidiary or affiliate) on the expiration of the relevant performance period and upon the date of payment (or the date payment would have otherwise occurred but for a deferral election), and must have been continuously in the employ of the Company or a subsidiary or affiliate (or a subsidiary of a subsidiary or affiliate) from the date of the award of the Performance Shares except for leaves of absence which may be approved by the Committee. No vested interest in any payment under the Shares shall accrue during the term of the performance period and no payment in respect of the Shares shall be required to be made to any Participant whose employment with the Company or a subsidiary or affiliate (or a subsidiary of a subsidiary or affiliate) is terminated, with or without cause, prior to the time such Participant is entitled or would have otherwise been entitled to receive a distribution hereunder but for a deferral election; provided, however, (a) that if a Participant in the Plan retires upon the attainment of age 65 prior to the time such Participant is to receive distribution (or would have received such distribution but for a deferral election) on any Performance Shares awarded, the amount of payment to such Participant shall be pro-rated in such manner as the Committee shall reasonably determine, and (b) that the Committee, in its absolute discretion, may provide for such pro-rata or other payment (or no payment), as it may determine, to a Participant whose employment terminates (on account of death, disability or otherwise) prior to the time the Participant is entitled to receive distribution of Performance Shares and prior to the Participant's retirement at age 65; provided, however, that any such distribution shall be subject to any deferral election in effect and the provisions of Section 7 hereof. If termination is on account of death, the Committee may provide for payment of any distribution it authorizes to the Participant's surviving spouse, heirs or estate, as the Committee may determine.

    9. RESTRICTED SHARES. In addition to Performance Shares the Committee may grant to eligible Participants shares covered by the Plan which are not subject to performance programs or performance objectives. Such other share grants shall be Restricted Shares. Unless otherwise approved by the Committee, Restricted Shares shall be forfeitable if the holder resigns or is discharged from the employ of the Company (or a subsidiary or affiliate, or a subsidiary of a subsidiary or affiliate, as the case may be) during a Restriction Period specified by the Committee, which shall be not less than three years from the date of the award. Such shares shall be forfeitable on such other terms and conditions as may be specified by the Committee in an award agreement which shall be signed by the Participant at the time of the award. After the grant of any such award the Committee, in its discretion, may waive any of the terms and conditions thereof and may reduce the Restriction Period applicable thereto; provided, however, that the Committee shall not reduce such period to less than three years; and provided further, however, that in the event any Change of Control (as hereinafter defined) shall occur the Restriction Period applicable to all Restricted Shares then outstanding shall be accelerated and be deemed to be satisfied so that the holders of such Restricted Shares shall immediately, and without any action by the Committee, hold said Shares fully vested and without any continuing restrictions thereon, excepting, however, such restrictions, if any, as may then be applicable under state or federal securities laws.

    10. COMMITTEE MEMBERSHIP; AUTHORITY. The Plan shall be administered by the members of the Compensation and Human Resources Committee of the Board or such other committee of the Board as may be authorized from time to time by the Board (the "Committee"). The members of the Committee shall be two or more directors, each of whom must satisfy the stated criteria to be considered (i) "non-employee directors" as defined under Rule 16b-3 under the Securities Exchange Act of 1934, as amended (the "1934 Act"), as in effect from time to time, and (ii) "independent directors" as defined in
Section 303A of the New York Stock Exchange Listed Company Manual, as amended from time to time. The Committee shall have plenary authority to interpret the Plan, to determine awards and the terms thereof, to establish any rules or regulations relating to the Plan which it determines to be appropriate, and to make any other determination which it believes necessary or advisable for the proper administration of the Plan. Its decisions in matters relating to the Plan shall be final and conclusive on the Company and all Participants. In the event the Committee shall no longer meet the qualification requirements set forth above, the Board shall appoint a new committee to administer the Plan, whose members shall cause the Committee to qualify under Rule 16b-3 and Section 303A. The Committee shall have the authority to appoint a subcommittee that meets the requirements of Code Section 162(m), and the regulations thereunder, to administer Performance Share awards, to the extent required to meet the requirements of Section 162(m) and the regulations thereunder.

    11. DETERMINATION OF ACHIEVEMENT OF OBJECTIVES. The Committee, in regard to any performance program adopted by it, shall determine whether any performance objective of any program has been met. In making this determination, the Committee shall apply the accounting results, as audited at the end of any fiscal year by the Company's independent registered public accounting firm, but shall adjust such results for unusual, nonrecurring or extraordinary items to the extent such adjustments were preestablished by the Committee under Section 4. Prior to making a Performance Share payment, the Committee shall certify in writing the achievement of the applicable performance objective(s) and the amount of the award to be paid to each Participant.

    12. CHANGE OF CONTROL. In the event of a Change of Control (as hereinafter defined) Participants then holding awards of Performance Shares shall be entitled to receive such Shares (or equivalent value), free of any conditions and as if the specified performance periods had elapsed and the performance objectives relating thereto had been fully achieved; and in this event the holders of Performance Shares shall be entitled to full payment therefor, in Common Stock and in cash, or in such combination of stock and cash as determined by the Committee. For the purpose hereof the date of the expiration of the applicable performance period shall be deemed to be the date as of which any Change of Control shall occur. Notwithstanding the foregoing, Participants holding awards of Performance Shares, payment for which has been deferred hereunder in accordance with
Section 7, shall be entitled to receive full payment therefor, as described above, only in the event of a Change of Control (as hereinafter defined) which is also determined to be a Change in Control Event under Code Section 409A and the regulations and other guidance issued thereunder.

    13. AMENDMENT OF PLAN. The Committee shall have the authority to make amendments and revisions of this Plan, provided that no amendments or revisions of the Plan shall be made without the consent of the stockholders of the Company if such amendment or revision would increase the aggregate number of Shares which may be granted or securities which may be issued under the Plan.

    14. PAYMENTS IN COMMON STOCK; SOURCE OF STOCK. It is anticipated that any shares of Common Stock delivered pursuant to the terms of the Plan will be Treasury shares of the Company acquired prior to or during the term of the Plan. The Committee, however, may instead utilize authorized but unissued shares of Common Stock, subject to payment of any required par value; and, subject to the approval of this Plan by the stockholders of the Company, the Board and officers of the Company are authorized to take such action as may be necessary to provide for the issuance of any or all of the shares which may be necessary to satisfy the Company's obligations hereunder and to cause said shares to be listed on the New York and any other stock exchanges on which the Common Stock may at such time be listed.

Shares of Common Stock delivered to Participants hereunder in satisfaction of Performance Share rights, and other Incentive Shares so delivered after the release of any conditions applicable thereto may nonetheless thereafter be restricted stock under the Securities Act of 1933, as amended (the "1933 Act"), and the certificates for such Shares may have a legend imprinted thereon restricting the resale, hypothecation or further transfer of said shares except in a registered offering or pursuant to an available exemption from registration.

    15. ADDITIONAL PROVISIONS. The following additional terms and provisions apply to the Plan:

(a) The award of Performance Shares to a Participant in the Plan shall create no rights in such Participant as a shareholder of the Company until such time and to the extent that the Participant is delivered Shares of Common Stock in satisfaction of such Participant's Performance Share units, except that the Committee may authorize the payment of an amount equal to cash dividends on Performance Shares or on a portion thereof awarded to Participants in the Plan. Holders of Restricted Shares granted hereunder shall have such rights as are expressly provided for herein and in the terms of the award.

(b) No adjustment shall be made in the Incentive Shares awarded on account of cash dividends which may be paid, or other rights which may be issued to, the holders of Common Stock during the term of the Plan except as stated in subparagraph (c) below.

(c) In the event of stock dividends, stock splits, spin-offs, spin-outs, reverse stock splits or similar matters affecting outstanding shares of Common Stock during the term of the Plan, appropriate revision shall be made (i) in the targeted growth objectives of performance programs, and
(ii) in the Shares awarded to reflect the effect of such stock dividend, stock split, spin-off, reverse stock split or similar matter on the interests of the Participants in the Plan.

(d) No Participant in the Plan shall have any right as a Participant in the Plan to continue in the employ of the Company or of any of its subsidiaries for any period of time, or any right to a continuation of such Participant's present or any other rate of compensation; and such rights and powers as the Company now has or which it may have in the future to dismiss or discharge any Participant from employment or to change the assignments of any Participant are expressly reserved to the Company.

(e) The Committee may require the Company to withhold from any payment due to a Participant (under this Plan or otherwise) any amount necessary to satisfy income tax withholding requirements in respect of any payment due under this Plan; and for this purpose may withhold cash and the Shares deliverable in respect of Performance Shares. Alternatively, the Committee may require the Participant to pay to the Company such cash amount or additional cash amount as may be necessary to satisfy withholding requirements in which case such Participant shall be entitled to receive delivery of all Shares due hereunder. Upon vesting of the Restricted Shares to a Participant, the Company may withhold sufficient shares to satisfy its withholding obligations for federal, state and local income taxes on such payment, or in its discretion may withhold cash from any amounts otherwise payable with respect to Performance Shares.

(f) "Change of Control" of the Company shall mean:

        (i) the purchase or acquisition by any person, entity or group of persons, within the meaning of Section 13(d) or 14(d) of the 1934 Act (excluding, for this purpose, the Company or its subsidiaries or any employee benefit plan of the Company or its subsidiaries), of beneficial ownership (within the meaning of Rule 13d-3 under the 1934
    Act) of 20% or more of either the then-outstanding shares of common stock of Emerson or the combined voting power of Emerson's then-outstanding voting securities entitled to vote in the election of directors;

        (ii) the consummation of (A) any reorganization, merger, consolidation or similar transaction involving Emerson, other than a reorganization, merger, consolidation or similar transaction in which the Company's shareholders immediately prior to such transaction own more than 50% of the combined voting power entitled to vote in the election of directors of the surviving corporation, (B) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all or substantially all of the assets of Emerson, or (C) the liquidation or dissolution of Emerson; or

        (iii) individuals who, as of the date hereof, constitute the Board (the "Incumbent Board") ceasing for any reason to constitute at least a majority of the Board, provided that any person who becomes a director subsequent to the date hereof whose election, or nomination for election by the Company's shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board (other than an individual whose initial assumption of office is in connection with an actual or threatened election contest relating to the election of directors of the Company) shall be, for purposes of this section, considered as though such person were a member of the Incumbent Board.

    16. TERM OF PLAN; APPROVAL BY STOCKHOLDERS. The term of the Plan shall be for the period from the date of its approval by the Board until such time as the Board, in its discretion, elects to terminate the Plan or replace the Plan with a successor Plan. During the term of the Plan awards of Performance Shares may be made under performance programs with performance periods extending beyond the end of the term of the Plan and Restricted Shares may be granted with conditions or restrictions extending beyond the end of the term of the Plan. Restrictions in respect of Incentive Shares granted during the term of the Plan shall continue in effect after the termination of the Plan until they shall be satisfied or forfeited in accordance with their terms. This Plan shall be subject to approval by the stockholders of the Company.

    17. NON-ASSIGNABILITY. Rights under the Plan and in respect of Shares granted under the Plan are not transferable and may not be assigned or pledged by any Participant at any time, and no recognition shall be required to be given by the Company to any attempted assignment of any rights hereunder or of any attempted assignment of the Shares. This non-assignability shall not apply to any shares of the Common Stock delivered to Participants hereunder after such Shares shall be fully vested in the holder thereof, except as follows:

(a) Unless otherwise determined by the Committee, shares of Common Stock issued in payment of Performance Shares to any Participant who is subject to Section 16 of the 1934 Act may not be assigned for a period of six (6) months after issuance.

(b) The resale of shares of Common Stock may be restricted by reason of the 1933 Act as set forth in Section 14 hereof.

Unless otherwise determined by the Committee, if payment of Shares to a Participant is accelerated prior to vesting, and if the Participant is subject to Section 16 of the 1934 Act, such Shares shall be non-transferable for a period of six (6) months after they became fully vested.

    18. PLAN A PART OF CONTINUING COMPENSATION PROGRAM. This Plan is a part of a continuing program of incentive compensation for senior managerial personnel of the Company and is expected to be supplemented or continued in effect after the term hereof by an additional plan or plans as approved by the Board or stockholders of the Company.

    19. SEPARABILITY OF PROVISIONS. With respect to Participants subject to
Section 16 of the 1934 Act, this Plan and transactions hereunder are intended to comply with all applicable provisions of Rule 16b-3 or its successors. To the extent that any provision of the Plan or action of the Committee fails to so comply, it shall be deemed null and void to the extent permitted by law and deemed advisable by the Committee.

                                  *******

Approved by the Board of Directors on the 1st day of November, 2005, subject to approval of the stockholders of the Company.

                               [Emerson logo]

THIS PROXY WILL BE VOTED AS SPECIFIED. IF NO SPECIFICATION    Please
IS MADE, THIS PROXY WILL BE VOTED FOR THE NOMINEES IN         Mark Here
PROPOSAL 1, FOR PROPOSAL 2, FOR PROPOSAL 3 AND AGAINST        for Address
PROPOSAL 4.                                                   Change or    / /
                                                              Comments
                                                              SEE REVERSE SIDE

MANAGEMENT RECOMMENDS A VOTE FOR THE FOLLOWING:
                             ---
1. ELECTION OF DIRECTORS

  FOR all nominees       WITHHOLD AUTHORITY
    listed below           to vote for the
  (except as marked           nominees
   to the contrary)         listed below

        / /                      / /

01 A. A. Busch III       03 V. R. Loucks, Jr.
02 A. F. Golden          04 J. B. Menzer


(INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR               I PLAN
ANY INDIVIDUAL NOMINEE, STRIKE A LINE THROUGH THE      TO ATTEND THE
NOMINEE'S NAME IN THE LIST ABOVE.)                    ANNUAL MEETING / /


MANAGEMENT RECOMMENDS A VOTE FOR THE FOLLOWING:
                             ---
2. Approval of the Emerson Electric Co. 2006 Incentive    FOR  AGAINST  ABSTAIN
Shares Plan                                               / /    / /      / /

MANAGEMENT RECOMMENDS A VOTE FOR THE FOLLOWING:
                             ---
3. Ratification of Independent Registered Public          FOR  AGAINST  ABSTAIN
Accounting Firm                                           / /    / /      / /

-------------------------------------------------------------------------------
MANAGEMENT RECOMMENDS A VOTE AGAINST THE FOLLOWING:
                             -------
4. The stockholder proposal on severance                  FOR  AGAINST  ABSTAIN
agreements described in the proxy statement               / /    / /      / /
-------------------------------------------------------------------------------

The undersigned hereby acknowledges receipt of Notice of Annual Meeting and accompanying Proxy Statement.

SIGNATURE                        SIGNATURE                         DATE
         ------------------------         -------------------------    --------

NOTE: PLEASE SIGN AS NAME APPEARS HEREON. JOINT OWNERS SHOULD EACH SIGN. WHEN SIGNING AS ATTORNEY, EXECUTOR, ADMINISTRATOR, TRUSTEE OR GUARDIAN, PLEASE GIVE FULL TITLE AS SUCH.

-------------------------------------------------------------------------------
                            FOLD AND DETACH HERE

                   VOTE BY INTERNET OR TELEPHONE OR MAIL
                       24 HOURS A DAY, 7 DAYS A WEEK

INTERNET AND TELEPHONE VOTING IS AVAILABLE THROUGH 11:59 PM EASTERN TIME THE
                      DAY PRIOR TO ANNUAL MEETING DAY.

        YOUR INTERNET OR TELEPHONE VOTE AUTHORIZES THE NAMED PROXIES
     TO VOTE YOUR SHARES IN THE SAME MANNER AS IF YOU MARKED, SIGNED AND
                          RETURNED YOUR PROXY CARD.


------------------------------------      --------------------------------      ---------------------
              INTERNET                               TELEPHONE                          MAIL
http://www.proxyvoting.com/emr                     1-866-540-5760                Mark, sign and date
Use the Internet to vote your proxy.      Use any touch-tone telephone to          your proxy card
Have your proxy card in hand when   OR    vote your proxy. Have your proxy  OR           and
you access the web site.                  card in hand when you call.           return it in the
                                                                                enclosed postage-paid
                                                                                      envelope.
------------------------------------      --------------------------------      ---------------------

IF YOU VOTE YOUR PROXY BY INTERNET OR BY TELEPHONE, YOU DO NOT NEED TO MAIL BACK YOUR PROXY CARD.

         PLEASE ADMIT:

                               [EMERSON logo]

     PROXY

         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned, revoking all prior proxies, does hereby appoint D. N. FARR, W. W. WITHERS, and H. M. SMITH, or any of them, with full powers of substitution, the true and lawful attorneys in fact, agents and proxies of the undersigned to represent the undersigned at the Annual Meeting of the Stockholders of EMERSON ELECTRIC CO., to be held on February 7, 2006, commencing at 10:00 A.M., St. Louis Time, at the headquarters of the Company at 8000 West Florissant Avenue, St. Louis, Missouri, and at any and all adjournments of said meeting, and to vote all the shares of Common Stock of the Company standing on the books of the Company in the name of the undersigned as specified and in their discretion on such other business as may properly come before the meeting. The matters stated on the reverse side were proposed by the Company, except as indicated.

     (CONTINUED, AND TO BE MARKED, DATED AND SIGNED, ON THE OTHER SIDE)

------------------------------------------------------------------------------
  ADDRESS CHANGE/COMMENTS (MARK THE CORRESPONDING BOX ON THE REVERSE SIDE)
------------------------------------------------------------------------------




------------------------------------------------------------------------------


------------------------------------------------------------------------------
                            FOLD AND DETACH HERE


                               [EMERSON logo]

                              ADMISSION TICKET


                       ANNUAL MEETING OF STOCKHOLDERS

                         TUESDAY, FEBRUARY 7, 2006
                                 10:00 A.M.
                     EMERSON ELECTRIC CO. HEADQUARTERS
                         8000 W. FLORISSANT AVENUE
                            ST. LOUIS, MO 63136



                         ==========================
                            PLEASE PRESENT THIS
                          NON-TRANSFERABLE TICKET
                          AT THE REGISTRATION DESK
                                UPON ARRIVAL
                         ==========================

                                   APPENDIX


     Page 17 of the proxy statement contains a Performance Graph. The information contained within the graph is presented in a tabular format immediately following the graph.